                                            Exhibit 10.18

                       AGREEMENT OF LEASE



                             between



                270 MADISON LIMITED PARTNERSHIP,


                        L a n d l o r d,

                               and


                   MICROS-TO-MAINFRAMES, INC.

                           T e n a n t











                    Dated as of June 17, 1998




                            PREMISES

                    Portion of the 15th Floor
                       270 Madison Avenue
                    New York, New York 10016

                       TABLE OF CONTENTS

                                                             Page


ARTICLE 1     PREMISES; RENT                                          - 3 -

ARTICLE 2     CONDITION OF PREMISES                                   - 5 -

ARTICLE 3     OPERATING EXPENSE ESCALATION INDEX.                     - 5 -

ARTICLE 4     REAL ESTATE TAX ESCALATION                              - 9 -

ARTICLE 5     USE                                                    - 11 -

ARTICLE 6     ALTERATIONS AND INSTALLATIONS                          - 12 -

ARTICLE 7     REPAIRS                                                - 15 -

ARTICLE 8     REQUIREMENTS OF LAW                                    - 17 -

ARTICLE 9     INSURANCE, LOSS, REIMBURSEMENT, LIABILITY              - 18 -

ARTICLE 10    DAMAGE BY FIRE OR OTHER CAUSE                          - 20 -

ARTICLE 11    ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.               - 22 -

ARTICLE 12    ELECTRICITY                                            - 27 -

ARTICLE 13    ADJACENT EXCAVATION -- SHORING                         - 31 -

ARTICLE 14    CONDEMNATION                                           - 31 -

ARTICLE 15    ACCESS TO PREMISES; CHANGES                            - 33 -

ARTICLE 16    CONDITIONS OF LIMITATION                               - 34 -

ARTICLE 17    RE-ENTRY BY LANDLORD; INJUNCTION                       - 35 -

ARTICLE 18    DAMAGES                                                - 36 -

ARTICLE 19    LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS       - 37 -

ARTICLE 20    QUIET ENJOYMENT                                        - 38 -

ARTICLE 21    SERVICES AND EQUIPMENT                                 - 38 -

ARTICLE 22    HAZARDOUS MATERIALS                                    - 40 -

ARTICLE 23    INVALIDITY OF ANY PROVISION                            - 41 -

ARTICLE 24    BROKERAGE                                              - 42 -

ARTICLE 25    SUBORDINATION                                          - 42 -

ARTICLE 26    CERTIFICATE OF TENANT AND LANDLORD                     - 43 -

ARTICLE 27    LEGAL PROCEEDINGS; WAIVER OF JURY TRIAL;
              ATTORNEYS' FEES                                        - 44 -

ARTICLE 28    SURRENDER OF PREMISES                                  - 45 -

ARTICLE 29    RULES AND REGULATIONS                                  - 45 -

ARTICLE 30    CONSENTS AND APPROVALS                                 - 46 -

ARTICLE 31    NOTICES                                                - 46 -

ARTICLE 32    NO WAIVER                                              - 46 -

ARTICLE 33    INABILITY TO PERFORM                                   - 47 -

ARTICLE 34    ENTIRE AGREEMENT; NO REPRESENTATIONS;
              NO ORAL MODIFICATION                                   - 47 -

ARTICLE 35    SECURITY                                               - 47 -

ARTICLE 36    CHANGE OF LOCATION                                     - 48 -

ARTICLE 37    NON-LIABILITY AND INDEMNIFICATION                      - 49 -

ARTICLE 38    FAILURE TO GIVE POSSESSION                             - 50 -

ARTICLE 39    ADDITIONAL SPACE; RENEWAL OPTION                       - 50 -

ARTICLE 40    MISCELLANEOUS                                          - 51 -

     SCHEDULES

     A -  Floor Plan
     B -  Cleaning Specifications
     C -  Form of Estoppel Letter
     D -  Rules and Regulations

     EXHIBITS

     A -  Landlord's Work

     AGREEMENT OF LEASE dated as of June 17, 1998, by and between 270 MADISON LIMITED PARTNERSHIP, a Connecticut limited partnership, with its office at c/o ORIX Real Estate Equities, Inc., 270 Madison Avenue, New York, New York 10016 (hereinafter referred to as "Landlord") and MICROS-TO-MAINFRAMES, INC., a New York corporation with its office at 405 Lexington Avenue, New York, New York 10016 (hereinafter referred to as "Tenant").


                         REFERENCE PAGE

Lease Definitions

     In addition to other terms elsewhere defined in this Lease, the following words and phrases whenever used in this Lease shall have the meanings set forth in this Reference Page.

     "Alteration" means any and every alteration, addition, construction, improvement, installation or modification of or to the Premises and/or any and every installation in the Premises (including, without limitation, all fixtures, panelling, partitions, railings, wall coverings, and all electrical, mechanical, plumbing, heating, ventilating and air conditioning installations affixed or attached to the Premises).

     "Base Tax Year" shall mean the Taxes (as hereinafter defined) for the twelve month period commencing July 1, 1998 and ending June 30, 1999.

     "Broker" shall mean collectively, Newmark & Company Real
Estate, Inc. and LaSalle Partners.

     "Building" shall mean the building known as 270 Madison
Avenue, New York, New York 10016.

     "Business Days" as used in this Lease shall exclude
Saturdays, Sundays and all days observed by the federal, state or local government as legal holidays as well as all other days recognized as holidays under applicable union contracts.

     "Business Hours" as used in this Lease shall mean the hours between 8:00 a.m. and 6:00 p.m. on Business Days.

     "Commencement Date" shall mean the earlier to occur of (A) the date when Tenant, any employee of Tenant, or any Person holding by, through, or under Tenant, first occupies the Main Premises and the Supplemental Premises (as hereinafter defined) for the conduct of business; or (B) three (3) days after notice from Landlord to Tenant that the Landlord's Work (as hereinafter defined) is Substantially Complete (other than any work which cannot be completed on such date provided that the failure to complete such work will not substantially interfere with Tenant's use of the Premises to conduct its business); provided, however, that if Landlord shall be delayed in Substantial Completion of the Landlord's Work as a result of (1) Tenant's failure to agree to plans and specifications before the date required under this Lease, (2) Tenant's request for materials, finishes or installations other than standard materials, (3) any Tenant changes in plans, or (4) the performance or completion by a Person employed by or on behalf of Tenant; then the Commencement Date and the payment of Rent hereunder shall be accelerated by the number of days of such delay. The Commencement Date for the Main Premises and the Supplemental Premises may be different dates, depending on when such portions of the Premises are delivered to Tenant.

     "Construction Rules and Regulations" shall mean those certain rules and regulations as issued by the Landlord with respect to the performance of any construction at the Premises.

     "Expiration Date" shall mean the last day of the third (3rd) month after the month in which the fifth (5th) anniversary of the Commencement Date occurs. For the purposes of the definition of the "Expiration Date", the term "Commencement Date" shall mean the Commencement Date in respect of the Main Premises so that the Expiration Date for both the Main Premises and the Supplemental Premises are the same.

     "Fixed Annual Rent" shall mean Two Hundred Sixty-Nine Thousand Eight Hundred Fifty-Six Dollars ($269,856.00) per annum for the period from the Commencement Date through the day immediately preceding the third (3rd) anniversary of the Commencement Date and Two Hundred Seventy-Eight Thousand Two Hundred Eighty-Nine Dollars ($278,289.00) per annum for the period from the third (3rd) anniversary of the Commencement Date through the expiration of the Term (also referred to herein as the "fixed annual rent" or the "Fixed Rent").

     "Interest Rate" shall mean a fluctuating rate of interest per annum equal to the lesser of (a) 2% above the prime commercial lending rate of interest announced from time to time by The Chase Manhattan Bank, National Association (or any successor institution, or, if said bank and its successors are no longer in existence, any other commercial bank in the City of New York selected by Landlord), at its principal office in New York City, in effect from time to time or (b) the maximum applicable legal rate of interest, if any.

     "Landlord" means only the owner, or the mortgagee in possession, of the Land (as hereinafter defined) and Building (or the owner of a lease of the Building or of the Land and Building), so that in the event of any transfer of title to said Land and Building or said lease, or in the event of a lease of the Building, or of the Land and Building, upon notification to Tenant of such transfer or lease the said transferor Landlord shall be and hereby is entirely freed and relieved of all existing or future covenants, obligations and liabilities of Landlord hereunder. It shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of title to said Land and Building or said lease, or the said lessee of the Building, or of the Land and Building, that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder from and after the date of such transfer.

     "Legal Requirement(s)" shall mean (i) any laws, statutes and ordinances (including building codes and zoning regulations and ordinances and the Americans with Disabilities Act of 1990) and the orders, rules, regulations, directives and requirements of all federal, state, county, city, municipal and borough departments, bureaus, boards (including the New York Board of Fire Underwriters), agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental public or quasi-public authority, whether now or hereafter in force, which may be applicable to the Land or Building or the Premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto, (ii) all requirements, obligations and conditions of all instruments of record on the date of this Lease, and (iii) all requirements, obligations and conditions imposed by the carrier of Landlord's insurance policy for the Building related to Tenant's occupancy.

     "Lien" means any and every lien of any kind whatsoever for the furnishing (or alleged furnishing) of (or on account of) labor, materials, services, facilities, or any other things whatsoever.

     "Monthly Installment of Fixed Annual Rent" shall mean Twenty-Two Thousand Four Hundred Eighty-Eight Dollars ($22,488.00) per month for the period from the Commencement Date through the day immediately preceding the third (3rd) anniversary of the Commencement Date and Twenty-Three Thousand One Hundred Ninety Dollars and Seventy-Five Cents ($23,190.75) per month for the period from the third (3rd) anniversary of the Commencement Date through the expiration of the Term.

     "Person" means an individual person, corporation, partnership, trust, joint venture, proprietorship, estate or other incorporated or unincorporated enterprise, entity, or organization of any kind whatsoever.

     "Premises" shall mean a portion of the fifteenth (15th) floor of the Building as approximately shown hatched on the floor plan annexed hereto as Schedule A (which space is hereinafter referred to as the "Premises"). In addition, the terms "Main Premises" and "Supplemental Premises" shall mean that portion of the Premises identified as the "Main Premises" and the "Supplemental Premises" on Schedule "A".

     "Permitted Use" shall mean executive and general offices and document production and/or computer data center operations (to the extent such uses are permitted by the certificate of occupancy for the Premises) for no other purposes whatsoever.

     "Security Deposit" shall have the meaning set forth in
Article 35 this Lease.

     "Substantial Completion" or "Substantially Complete" means that the work in question is complete, except for (a) minor or insubstantial details of construction, decoration, or mechanical adjustment; and/or (b) portions of the work which cannot be completed until after completion of work to be performed by or on behalf of Tenant.

     "Tenant's Proportionate Share" shall mean 3.50%.

     "Term" shall mean approximately five (5) years and three (3) months (the "Term").

The Reference Page information is incorporated into and made a part of this within Lease. In the event of any conflict between any Reference Page information and the Lease, the Lease shall control.


                      W I T N E S S E T H:


     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, trustees, successors and assigns, hereby covenant as follows:

     ARTICLE 1      PREMISES; RENT

     1.1. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Premises for the Term to commence on the Commencement Date and to end at 11:59 p.m. on the Expiration Date or until such term shall sooner cease and terminate as hereinafter provided.

     1.2.      (a)       From and after the Commencement Date,
Tenant shall pay to Landlord the fixed annual rent (including all increases to the fixed annual rent pursuant to Article 12), at the fixed annual rental rate set forth in the Reference Page, which shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the Term of this Lease. The first monthly installment of fixed annual rent shall be payable by Tenant upon the execution of this Lease. Should the Commencement Date fall on any day other than the first day of a month, the fixed annual rent for such month shall be pro-rated on a per diem basis, and Tenant shall pay the amount for such partial month on the Commencement Date. Should the Expiration Date fall on any day other than the last day of a month, then the Expiration Date shall be deemed modified such that it is the last day of the calendar month in which the Expiration Date was scheduled to occur and the fixed annual rent for such partial period shall be pro-rated on a per diem basis. In such event the amount paid by Tenant upon execution of this Lease shall be applied to the fixed annual rent payable on the first day of the first month following the Commencement Date. Landlord shall give Tenant written notice specifying when the Commencement Date has occurred. At either party's request, the other shall execute a written agreement confirming the Commencement Date. Tenant's failure to agree in writing shall not invalidate the Commencement Date.

          (b) Any sum other than fixed annual rent payable hereunder (hereinafter called "additional rent") shall be deemed additional rent, and together with fixed annual rent shall be included in the term "rent" and shall, unless otherwise stated, be due on demand, and shall be payable after the Commencement Date has occurred. Fixed annual rent and additional rent shall be paid in lawful money of the United States by good and sufficient check (subject to collection) drawn to Landlord's order or as Landlord may direct on a bank which is a member of the New York Clearinghouse Association or a successor thereto. Said checks shall be sent to Landlord at its address as hereinabove set forth, or to such other party or parties and/or at such other address(es) as Landlord shall designate by notice to Tenant.

          (c) Tenant shall pay the fixed annual rent and additional rent promptly when due without notice or demand therefor and without offset, credit, abatement, deduction, counterclaim or setoff or for any reason whatsoever, except such deduction as may be expressly set forth in Articles 10 and 14.

     1.3. If Tenant shall fail to pay any installment of fixed annual rent or any payment of additional rent for a period of twelve (12) days after such installment or payment shall have become due, Tenant shall pay interest thereon at the Interest Rate, from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed additional rent.

     1.4. If any of the fixed annual rent or additional rent payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any Legal Requirements, Tenant shall enter into such agreement(s) and take such other steps as Landlord may request and as legally may be permissible to permit Landlord to collect the maximum rents that, from time to time during the continuance of such legal rent restriction, legally may be permissible (however, not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the rents shall become and thereafter shall be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the rents that would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

     1.5. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct fixed annual rent or additional rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy provided in this Lease or at law.

     1.6. In order to compensate Landlord for the expenses involved in handling delinquent payments, Tenant shall pay, as additional rent, a late charge of three (3%) percent of the amount of any installment of fixed annual rent or payment of additional rent remaining unpaid on the ninth (9th) day after the due date for such installment or payment, whether or not Landlord has given notice of default to Tenant and whether or not a default has occurred. Nothing herein contained shall excuse Tenant from paying all rent or any other sum due under this Lease on the dates when same are due hereunder.

     1.7. Landlord shall have the same rights and remedies (including, without limitation, the right to commence a summary proceeding) for a default in the payment of additional rent for a default in the payment of fixed annual rent notwithstanding the fact that Tenant may not then also be in default in the payment of fixed annual rent.

     1.8. Notwithstanding anything contained herein to the contrary, provided Tenant shall not then be in default of its obligations under this Lease beyond any applicable grace, notice and cure period, Tenant shall be entitled to an abatement in an amount equal to Twenty-Two Thousand Four Hundred Eighty-Eight Dollars ($22,488.00) for a period of four (4) months commencing on the Commencement Date and an abatement in an amount equal to One Thousand Five Hundred Fifty-Seven Dollars and Thirty-Three Cents ($1,957.33) for the fifth (5th) and the sixth (6th) months after the Commencement Date (collectively, the "Abatement Period"). The entire fixed annual rent otherwise due and payable for the Abatement Period shall become immediately due and payable upon the occurrence of a default by Tenant under this Lease beyond the expiration of any applicable grace, notice and cure periods prior to the last day of the sixth (6th) month after the Commencement Date. Under no circumstances whatsoever shall any amount payable by Tenant with respect to electricity be subject to an abatement.

     ARTICLE 2 CONDITION OF PREMISES

     2.1. Tenant has inspected the Premises, is fully familiar with the condition thereof and shall take possession of the Premises in its current "as is" condition, subject only to the performance of the Landlord's Work. Landlord shall have no obligation to alter, improve, decorate or otherwise prepare the Premises for Tenant's occupancy other than the performance of the work (the "Landlord's Work") described on Exhibit "A" attached hereto and by this reference made a part hereof. Landlord shall perform the Landlord's Work in order to prepare the Premises for Tenant's initial occupancy of the Premises at Landlord's sole cost and expense.

     2.2 Tenant acknowledges that the Building is not sprinklered and that the bathrooms in the Premises will be delivered to Tenant in their current "as-is" condition other than the performance of the Landlord's Work. A bathroom that complies with the requirements of the Americans with Disabilities Act (the "ADA") will be located in the Building for use by Tenant and its employees. Tenant shall be responsible for complying with all Legal Requirements (including, without limitation, work required by or in connection with the ADA) in connection with any construction in the Premises by or on behalf of Tenant on or after the Commencement Date, other than the performance of the Landlord's Work. Landlord shall be responsible for complying with all Legal Requirements (including, without limitation, work required by or in connection with the ADA) in connection with the Building, other than the Premises.
     2.3. Landlord shall not be required to perform, and Tenant shall not request, any work or installations which would: (a) require changes to structural components of the Building or the exterior design of the Building; (b) require any modification to the Building's Systems or installations outside the Premises; (c) not comply with all applicable Laws of any Government Entity having jurisdiction over the construction of the Building and/or the Premises; and/or (d) be incompatible with plans previously filed for the Building with the Department of Buildings of the City of New York or with the occupancy of the Building as a first-class office building.

     2.4. All work performed by Tenant in accordance with the provisions of this Lease shall require the installation of new materials at least comparable to the quality installed in the Building, shall be performed in accordance with the terms and conditions of this Lease and the Construction Rules and Regulations.

     2.5. Landlord agrees to leave the movable workstations and any remaining furniture in the Premises for Tenant's use during the term of this Lease.

     ARTICLE 3      OPERATING EXPENSE ESCALATION INDEX.

     3.1. For the purposes of this Article 3, the following definitions shall apply:

          (a) The term "Operating Year" shall mean: (i) the period of twelve (12) months commencing January 1 and (ii) each successive period of twelve (12) months, and (iii) the period of twelve (12) months or less commencing with January 1st immediately preceding the Expiration Date and ending on the Expiration Date. If the term of this Lease terminates or expires on a date other than December 31st, the additional rent, including the base for computing such rent, for the pertinent escalation year shall be prorated based upon the number of days in such Operating Year occurring before the termination or expiration of the term of this Lease, as applicable.

          (b) The term "Base Year" shall mean, with regard to Operating Expenses, the average of (i) the Operating Expenses for the twelve (12) month period commencing January 1, 1998 and ending December 31, 1998 and (ii) the Operating Expenses for the twelve (12) month period commencing January 1, 1999 and ending December 31, 1999.

          (c) The term "Landlord's Expenses" shall mean the sum of the "Operating Expenses" as defined in Section 3.8.

          (d) Landlord's "Escalation Statement" shall mean a statement of Landlord's Expenses prepared by Landlord setting forth (i) the Operating Expenses for such Operating Year, showing in detail the amount of each item included in Operating Expenses, and (ii) a detailed computation of any such additional rental for such Operating Year.

     3.2 Tenant shall pay as additional rent for each Operating Year, Tenant's Proportionate Share of the excess, if any, in the Landlord's Expenses for said Operating Year over Landlord's Expenses for the Base Year. Such additional rental shall be payable by Tenant to Landlord as follows:

          (a) The additional rent for Operating Expenses for the first Operating Year shall be payable on the first day of each month commencing on and as of the first (1st) anniversary of the Commencement Date in a monthly installment equal to 1/12th of the additional rent hereunder for Tenant's Proportionate Share of Landlord's Expenses reasonably estimated by Landlord to be payable by Tenant to Landlord for the first Operating Year. If the actual amount of additional rent paid by Tenant for the first Operating Year is ultimately determined to be less than or in excess of the actual amount therefor due from Tenant hereunder, then within 30 days after the date on which Landlord delivers its Escalation Statement for the respective Operating Year Tenant shall pay to Landlord the amount of such shortfall, if any, or Landlord shall credit such excess, if any, to future payments required to be paid by Tenant under this Lease or Landlord shall pay Tenant a refund check in the event no future payments are due Landlord.

          (b) Commencing with the second Operating Year, the additional rent for Landlord's Expenses shall be payable on the first day of each month during each Operating Year in an amount equal to 1/12th of the additional rent hereunder for Tenant's Proportionate Share of Landlord's Expenses reasonably estimated by Landlord to be payable by Tenant to Landlord for the current Operating Year. Such estimated payments shall be reconciled to actual expenses in the same manner as set forth in Section 3.2(a).

          (c) Landlord shall deliver its Escalation Statement to Tenant within 90 days after the end of each Operating Year, provided, however, Landlord so long as Landlord delivers an Escalation Statement to Tenant within two (2) years after the end of the Operating Year (or within six (6) months after the expiration of this Lease), Landlord shall not lose its right to collect the additional rent for Landlord's Expenses for the respective Operating Year if Landlord fails to submit an Escalation Statement within the time specified herein.

          (d) If, upon the expiration of the term of the Lease, any credit to which Tenant might be entitled pursuant to this Section shall not then have been used as a credit, then, subsequent to Tenant properly vacating the Premises and provided that Tenant is not in default hereunder beyond any applicable grace, notice or cure period, Landlord shall remit to Tenant the amount of any such remaining credit within sixty (60) days after the expiration of this Lease. Tenant's obligation hereunder to pay additional rent for any Operating Year shall survive the expiration or termination of the term of this Lease, provided that Landlord shall send a final Escalation Statement to Tenant within six (6) months of such expiration or termination date. In the event that the additional rent to be paid by Tenant under this Article for the final Operating Year has not been determined upon the last day of the Lease term, Tenant covenants to pay to Landlord the additional rent required to be paid pursuant to this Section for the final Operating Year upon a determination being made by Landlord of the actual amount of additional rent required to be paid by Tenant pursuant to this Section. Notwithstanding anything to the contrary contained herein, Tenant's obligation to pay additional rent shall not extend to that period of the Operating Year after termination or expiration of this Lease.

     3.3. In the event that the Commencement Date shall be other than the first day of an Operating Year or the date of the expiration or other termination of this Lease shall be a day other than the last day of an Operating Year, then, in applying the provisions of this Article 3 with respect to any Operating Year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on the basis of the portion of such Operating Year that shall have elapsed after the Term hereof commences in the case of the Commencement Date, and prior to the date of such expiration or termination in the case of the Expiration Date or other termination.

     3.4. Payments shall be made pursuant to this Article 3 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the Term of this Lease so long as such Escalation Statement is furnished to Tenant within six (6) months after the expiration of this Lease.

     3.5. In no event shall the fixed annual rent be reduced by operation of this Article 3. The rights and obligations of Landlord and Tenant under the provisions of this Article 3 with respect to any additional rent shall survive the expiration or other termination of this Lease.

     3.6. Landlord's failure to render an Escalation Statement with respect to any Operating Year shall not prejudice Landlord's right thereafter to render an Escalation Statement with respect thereto or with respect to any subsequent Operating Year so long as such Escalation Statement is furnished to Tenant within two
(2) years after the expiration of the Operating Year in question (or within six (6) months after the expiration of this Lease).

     3.7. Each Escalation Statement shall be conclusive and binding upon Tenant unless within 75 days after receipt of such Escalation Statement Tenant shall notify Landlord that it disputes the correctness of such Escalation Statement, specifying the particular respects in which such Escalation Statement is claimed to be incorrect. Pending the determination of such dispute, Tenant shall pay additional rent in accordance with the Escalation Statement that Tenant is disputing, without prejudice to Tenant's position.

     3.8. (a)  The term "Operating Expenses" as used in this
Article 3 shall mean any and all operating costs actually incurred by Landlord for a given Base Year or Operating Year to the extent properly allocable (in accordance with generally accepted accounting principles consistently applied) to the operation, repair and maintenance of the Building and shall include, without limitation, the following: (1) salaries, wages and all other expenses incurred for the employment of a building staff, excluding those staff members above the grade of Building Manager and/or equally held positions; (2) the cost of materials and supplies used directly in the operation, repair and maintenance of the Building, except for the cost of any materials and supplies which are directly reimbursed by or the obligation of a tenant of the Building; (3) the cost of normal replacements for tools and equipment used in the operation, repair and maintenance of the Building unless reimbursed by or the obligation of a tenant in the Building to Landlord; (4) amounts charged to Landlord by independent contractors for services (including full or part-time labor), materials and supplies furnished in connection with the operation, repair and maintenance of any part of the Building, and the heating, air conditioning, ventilating, plumbing, electrical and elevator systems of the Building; (5) amounts paid by Landlord, or charged to Landlord by independent contractors, for window cleaning and janitorial, rubbish removal and porter services; (6) water charges and sewer rents; (7) the cost of repainting or otherwise redecorating any part of the Building, excluding therefrom, however, any such costs related to the retail/commercial space located on the ground floor of the Building or any other costs reimbursed by or the obligation of a tenant to Landlord; (8) the cost of telephone service, postage, office supplies, maintenance and repair of office equipment and similar charges related to operation of the building manager's office; (9) the cost of licenses, permits and similar fees and charges related to the operation, repair and maintenance of the Building; (10) premiums for insurance obtained by Landlord; (11) fees for the management of the Building, not exceeding those fees customarily charged for comparable buildings and excluding any leasing commissions or compensations; (12) charges (including applicable taxes) for electricity, steam and other utilities required in the operation of common areas of the Building for which tenants are not charged back directly for use; (13) lease payments for rented equipment used by Landlord to provide services which would otherwise be provided by an independent contractor and the cost of which services would be an item included as an Operating Expense; provided that in no event shall the annual cost of such lease payments and direct services included in Operating Expenses exceed, in the aggregate, the cost that would have been charged by an independent contractor for such services; and (14) If any capital improvement is made or any item of capital equipment is leased during any Operating Year either (i) in compliance with a Legal Requirement, whether or not such Legal Requirement is valid or mandatory, or a requirement of any applicable insurance policies, or (ii) for the principal good faith purpose of reducing Operating Expenses (as, for example, a labor saving improvement), then the cost of such improvement only to the extent of savings realized, (or rental thereof), shall be included in Operating Expenses for the Operating Year in which such improvement was made (or such rental payment obligation incurred); provided however, to the extent the cost of such improvement is required to be capitalized for federal income tax purposes, such cost shall be amortized over the shortest useful life of such improvement permitted pursuant to Generally Accepted Accounting Principles, ("GAAP"), and the annual amortization thereof, shall be deemed an Operating Expense in each of the Operating Years during which such cost of the improvement is amortized.

          (b) The following items shall be excluded from Operating Expenses: (1) the cost of any work or service performed for any tenant (including Tenant) at such tenant's cost; (2) the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facilities, athletic or recreational club; (3) salaries of officers and executives of Landlord; (4) the cost of any items for which Landlord is reimbursed by insurance; (5) the costs (including increased expenses) related to any additions to the Building; (6) interest on debt or amortization payments on any mortgage and rental under any ground lease or other underlying lease; (7) any real estate brokerage commissions or other cost incurred in procuring tenants; (8) charges (including applicable taxes) for electricity, steam and other utilities for which Landlord receives reimbursement from any tenant; (9) costs of selling, syndicating, financing, mortgaging, or hypothecating any of Landlord's interest in the Building or the Land/Property or any improvements located thereon; (10) any expense for repairs or maintenance for which Landlord is reimbursed by warranties and service contracts; (11) expenses resulting from the gross negligence or willful misconduct of Landlord, its agents or employees; (12) legal fees (other than as provided in this Lease); (13) all Taxes as defined in Article 4.1 of this Lease;
(14) depreciation and other non-cash expenses; (15) the cost incurred by Landlord for any artwork and other decorative type work; (16) expenses incurred for work to prepare any space in the Building for occupancy by a tenant; and (17) costs incurred for extraordinary work and/or special services furnished to a particular tenant, whether or not such expenses have been reimbursed by such tenant.

     ARTICLE 4      REAL ESTATE TAX ESCALATION

     4.1. For the purposes of this Article 4, the following definitions shall apply:

          (a) The term "Base Tax" shall mean the Taxes payable for the Base Tax Year set forth in the Reference Page. If the Base Tax subsequently shall be adjusted, corrected or reduced whether as the result of protest, by means of agreement or as the result of legal proceedings, the Base Tax for the purpose of computing any additional rent payable pursuant to this Article shall be the Base Tax as so adjusted, corrected or reduced.
Until the Base Tax is so adjusted, corrected or reduced, if ever, Tenant shall pay additional rent hereunder based upon the unadjusted, uncorrected or unreduced Base Tax and upon such adjustment, correction or reduction occurring, any additional rent payable by Tenant prior to the date of such occurrence shall be recomputed and Tenant shall pay to Landlord any additional rent found due by such recomputation within twenty (20) days after being billed therefor (which bill shall set forth in reasonable detail the pertinent data causing and comprising such recomputation).

          (b) The term "Taxes" shall mean all real estate taxes, assessments, sewer and water rents, governmental levies, municipal taxes, county taxes, utility taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, that are or may be assessed, levied or imposed upon all or any part of the land (hereinafter referred to as the

"Land") on which the Building is situated, the Building and the sidewalks, vault, arcades, plazas, alleys or streets in front of or adjacent thereto, including any tax, excise or fee payable as a result of the Building being situated in a business improvement district, including any tax, excise or fee measured by or payable with respect to any rent or mortgage and levied against Landlord and/or the Land and/or the Building, and/or against the holder of any mortgage affecting the Land or the Building, under the laws of the United States, the State of New York, or any political subdivision thereof, or by the City of New York, or any political subdivision thereof (but excluding any income, franchise, corporate, estate, inheritance, succession, capital stock, transfer or mortgage recording tax levied on Landlord or the holder of any such mortgage). If, due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord, and/or the Land and/or the Building, and/or the sidewalks, arcades, plazas,--alleys or streets in front of or adjacent thereto, in addition to, or in substitution in whole or in part for any tax which would constitute "Taxes", or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes".

          (c) The term "Tax Year" shall mean each period of twelve months, commencing on the first day of July of each such period, in which occurs any part of the Term of this Lease or such other period of twelve months occurring during the Term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

          (d) The term "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year pursuant to this Article 4.

     4.2. (a) Tenant shall pay as additional rent for each Tax Year a sum (hereinafter referred to as "Tenant's Tax Payment") equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year exceed the Base Tax. Tenant's Tax Payment for each Tax Year shall be due and payable in advance in semi-annual installments on the first day of each December and June during each Tax Year, based upon the Escalation Statement furnished prior to the commencement of such Tax Year, until such time as a new Escalation Statement for a subsequent Tax Year shall become effective. If an Escalation Statement is furnished to Tenant after the commencement of the Tax Year in respect of which such Escalation Statement is rendered, Tenant shall, within twenty (20) days thereafter, pay to Landlord an amount equal to the amount of any underpayment of Tenant's Tax Payment with respect to such Tax Year and, in the event of an overpayment, Landlord shall permit Tenant to credit against subsequent payments under this Section 4.2 the amount of Tenant's overpayment. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised Escalation Statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid substantially in the same manner as provided in the preceding sentence. If during the Term of this Lease, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a superior mortgagee) in full or in monthly, quarterly, semiannually or other installments, on any other date or dates than as presently required, then Landlord shall provide Tenant with reasonable supporting documentation regarding such requirement, and at Landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least 30 days prior to the date payments are due to the taxing authorities or the superior mortgagee. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes. Landlord shall provide Tenant with a copy of the tax invoices which the Tenant's Tax Payment is based upon.

          (b) If the real estate tax fiscal year of The City of New York shall be changed during the Term of this Lease, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 4.2.

          (c) If the Taxes for any Tax Year for which Tenant shall have paid additional rent pursuant to this Article shall be adjusted, corrected or reduced whether as the result of protest of any tentative/final assessment, or by means of agreement, or as the result of legal proceedings, the additional rent, if any, becoming due in said Tax Year pursuant to this Article shall be determined on the basis of said corrected, adjusted or reduced Taxes. If Tenant shall have paid any additional rent pursuant to this Article for such Tax Year prior to any said adjustment, Landlord shall credit or refund to Tenant any excess amount thus paid as reflected by said adjusted Taxes, less Tenant's Proportionate Share of any cost, expense or fees (including experts' and attorneys' fees and Landlord's costs of administration and coordination) incurred by Landlord in obtaining said tax adjustment to the extent such expense, fees and costs are not otherwise payable by Tenant as a portion of Operating Expenses. If said tax adjustment shall occur prior to Tenant's payment of any said Taxes due hereunder as additional rent, Tenant shall pay, as additional rent, Tenant's Proportionate Share of any cost, expenses or fees (including experts' and attorneys' fees and Landlord's costs of administration and coordination) incurred by Landlord in obtaining said tax adjustment to the extent such expenses, fees and costs are not otherwise payable by Tenant as a portion of Operating Expenses.

     4.3.      (a)       Tenant shall pay to Landlord within
twenty (20) days after demand accompanied by reasonable supporting documentation, as additional rent, any occupancy tax, rent tax, sales tax (including sales tax on any services provided by or on behalf of Landlord) and any other tax of similar nature or intent now in effect or hereafter enacted, in connection with the Premises if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

          (b) Tenant shall pay when due any and all taxes levied or assessed against Tenant which become payable during the Term of this Lease on Tenant's equipment, furniture, fixtures and other personal property of Tenant in the Premises.

     4.4. In the event that the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year, then, in applying the provisions of this
Article 4 with respect to any Tax Year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on the basis of the portion of such Tax Year that shall have elapsed prior to the date of such expiration or termination in the case of the Expiration Date or other termination, so long as such statement is furnished to Tenant within two (2) years after the expiration of the Tax Year in question or within six (6) months after the expiration of the term of this Lease.

     4.5. In no event shall the fixed annual rent be reduced by operation of this Article 4. The rights and obligations of Landlord and Tenant under the provisions of this Article 4 with respect to any additional rent shall survive the expiration or other termination of this Lease.

     4.6. Subject to Section 4.4, Landlord's failure to render an Escalation Statement with respect to any Tax Year shall not prejudice Landlord's right thereafter to render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year. Payments shall be made pursuant to this Article 4 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the Term of this Lease.

     4.7. Each Escalation Statement shall be conclusive and binding upon Tenant unless within 60 days after receipt of such Escalation Statement Tenant shall notify Landlord that it disputes the correctness of such Escalation Statement, specifying the particular respects in which such Escalation Statement is claimed to be incorrect. Pending the determination of such dispute, Tenant shall pay additional rent in accordance with the Escalation Statement that Tenant is disputing, without prejudice to Tenant's position.

     ARTICLE 5      USE

     5.1. The Premises shall be used by Tenant solely as and for executive and general offices for the Permitted Use as set forth in the Reference Page and for no other purpose whatsoever.

     5.2. Tenant shall not use or permit the use of the Premises or any part thereof in any way that would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner or in violation of the certificate of occupancy for the Premises or the Building (the "Certificate of Occupancy"), or any ground or underlying leases which may hereafter affect the Building or the Premises. Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein that, in the reasonable judgment of Landlord, shall in any way impair or interfere with or tend to impair or interfere with (a) the character, reputation or appearance of the Building as a high quality office building, (b) any of the Building services, (c) the use of any of the other areas of the Building by, or reasonably occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building, or (d) increase or tend to increase Landlord's costs of operating the Building. Tenant shall not install any electrical or other equipment of any kind that, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience or annoyance.

     5.3. If any governmental license or permit (other than a Certificate of Occupancy for the Building or any other license or permit required of all tenants occupying space for executive and general office use in the Borough of Manhattan) shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof or for Tenant's occupancy of the Premises, Tenant at its expense shall procure and maintain and comply with the terms and conditions of such license or permit and submit the same to Landlord for inspection.

     5.4. Tenant acknowledges and agrees that the value of the Premises and the reputation of the Landlord will be seriously injured if the Premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. Tenant agrees that it will not bring or permit any obscene or pornographic material on the Premises, and shall not permit or conduct any obscene, nude, or semi-nude live performances on the Premises, nor permit use of the Premises for nude modeling, rap sessions, or as a so-called rubber goods shop, or as a sex club of any sort, or as a "massage parlor." Tenant agrees further that it will not permit any of these uses by any sublessee or assignee of the Premises. This Section 5.4 shall directly bind any successors in interest to the Tenant. Tenant agrees that if at any time it violates any of the provisions of this Section 5.4, such violation shall be deemed a breach of a substantial obligation of the terms of this Lease and objectionable conduct. Pornographic material is defined for purposes of this Section 5.4 as any written or pictorial matter with prurient appeal or any objects or instrument that are primarily concerned with lewd or prurient sexual activity. For the purposes of this Section 5.4 the term "obscene material" shall have the meaning as set forth in New York State Penal Law Section 235.00.

     ARTICLE 6      ALTERATIONS AND INSTALLATIONS
     6.1. (a) Tenant shall make no Alterations in or to the Premises without Landlord's prior written consent (including, without limitation, any work in connection with the Tenant's initial occupancy of the Premises). Any approved Alteration shall be performed only by contractors or mechanics first reasonably approved by Landlord, provided, however, that any Alteration in or to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building (including, without limitation, the fire-safety system) shall be performed only by contractor(s) designated by Landlord. Every Alteration shall be done at Tenant's sole cost and expense and at such times and in such manner as Landlord may from time to time reasonably designate. Landlord may impose such reasonable conditions (in addition to those expressly provided in this Lease) as to restoration or otherwise as Landlord may consider desirable.

          (b) Notwithstanding anything contained in Article 6 of this Lease to the contrary, provided Tenant is not in default hereunder beyond applicable grace and notice periods, Tenant at its sole cost and expense and without the consent of Landlord may perform non-structural alterations to the Premises including, without limitation, painting, wallpapering, carpeting, and the installation of racks and shelving and low voltage cabling as Tenant may consider necessary or desirable for the conduct of its business at the Premises provided Tenant (i) notifies Landlord in writing before commencing such alteration, (ii) delivers plans and specifications for the work involved (or a reasonably detailed description of such work in form and substance reasonably acceptable to Landlord), (iii) complies with all Laws and obtains any required permits applicable thereto, (iv) such alterations do not affect any structural portion of the Building or any Building systems and (v) such alteration does not require Tenant to spend more than Fifty Thousand Dollars ($50,000.00) in the aggregate in any twelve (12) month period.

     6.2. Every Alteration in or to the Premises shall be performed in accordance with the provisions of this Lease and shall be effected solely in accordance with plans and specifications first approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. Such plans and specifications shall be prepared at Tenant's sole cost and expense by a professional registered architect and shall be complete, finished detailed architectural drawings and specifications for the Alteration. Landlord will not unreasonably withhold or delay its consent to requests for Alterations provided they will not affect the outside of the Building or adversely affect its structure, electrical, HVAC, plumbing, sanitary, fire-safety or mechanical systems or not be in keeping with the character of the Building, and Landlord shall respond to such request by Tenant reasonably promptly.

     6.3  With respect to every Alteration:

          (a) All work shall be done in a good and workmanlike manner and shall not interfere with the operation of the Building or impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Building. If any additional expense shall be incurred by Landlord thereby, Tenant shall pay such additional expense within twenty (20) days after demand.

          (b) Tenant will inform Landlord in writing of the names of any contractor or subcontractor Tenant proposes to use in the Premises at least ten days prior to the beginning of work by such contractor or subcontractor. Tenant shall employ only contractors reasonably approved by Landlord in writing; and any contractor employed by Tenant (and all subcontractors) shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or cause disharmony with other workers employed at the Building. Upon the happening of any such dispute, strike or disharmony, Tenant shall immediately upon notice from Landlord discontinue the labor giving rise thereto. In the event Tenant fails to do so, Landlord, in addition to any rights available to it under this Lease and pursuant to Law, shall have the right to an injunction with or without notice.

          (c) Within 15 days after each payment to its contractors is due, Tenant shall furnish Landlord with evidence that such payment has been made together with a waiver of lien by such contractor in the amount of such payment.

          (d) Tenant shall cause the Alteration to be installed in compliance with Legal Requirements.

          (e) Tenant shall furnish to Landlord copies of all governmental permits and authorizations that may be required in connection with any Alteration. All such governmental permits and authorizations shall be obtained by Tenant at its sole cost and expense and Tenant shall pay the cost of filing Tenant's plans and specifications with the appropriate governmental authorities in such form (building notice, alteration, or other) as the governmental authorities may direct.

          (f) Tenant represents, warrants and covenants that the Alteration will: (i) be of good quality and free from faults and defects, latent or otherwise; (ii) be free and clear of Liens;
(iii) conform to the plans and specifications as approved by Landlord; and (iv) be fit for the intended use and purpose.

          (g) Tenant shall keep the Building and the Premises free and clear of all Liens for any work or material claimed to have been furnished to Tenant or to the Premises on Tenant's behalf, and all work to be performed by Tenant shall be done in a manner that will not unreasonably interfere with or disturb other tenants or occupants of the Building.

          (h) During the progress of the work to be done by Tenant, said work shall be subject to inspection by representatives of Landlord who shall be permitted access and the opportunity to inspect, at all reasonable times, but this provision shall not in any way whatsoever create any obligation on Landlord to conduct any such inspection.

          (i) With respect to any Alteration costing more than $10,000, Tenant agrees to pay to Landlord, as additional rent, within five calendar days of demand therefor, an amount equal to
(i) Landlord's actual out-of-pocket costs and expenses in connection with the Alteration in question, and (ii) with respect to any Alteration costing more than Forty Thousand Dollars ($40,000.00) an amount equal to three percent (3%) of the cost of such work (including, without limitation, the cost of all permits and filing fees), for Landlord's indirect expenses, field supervision and coordination in connection with such work and for the review of Tenant's plans and specifications.

          (j) Prior to commencement of any work, Tenant shall furnish to Landlord true copies of certificates of insurance naming the Landlord and its designated managers and agents as additional insureds as its interest may appear and evidencing the existence of:

               (i) Workers' compensation insurance covering all persons employed for such work; and
               (ii)  Comprehensive general liability
(including contractual liability) and property damage insurance, with coverage of at least $2,000,000 per occurrence for bodily or personal injury (including death) and $500,000 in respect of property damage, or in such higher amounts as Landlord may reasonably require.

Such insurance shall be maintained at all times during the performance of the work and shall not be cancelable except on 30 days' prior written notice to Landlord.

          (k) Upon completion of each Alteration, Tenant shall remove, at its sole cost and expense, all debris from the Premises and clean the same. If the exterior portions of the windows in the Building become soiled as a result of the Alterations made by Tenant, Tenant shall reimburse Landlord, within fifteen (15) days after the rendition of a bill therefor, for Landlord's cost of cleaning such windows.

          (l) Upon completion of each Alteration, Tenant shall deliver "as-built" plans and specifications for the portions of such Alteration which relate to mechanical, electrical, plumbing and structural work to Landlord at Tenant's sole cost and expense.

     6.4. Landlord shall not be responsible for any labor or materials furnished to Tenant, or for delays of any kind experienced by Tenant's contractors, unless caused by the negligence or willful misconduct of Landlord or its agents, servants, employees or contractors. No Lien for any labor, materials, or other services or things furnished to Tenant shall attach to or affect Landlord's estate or interest in the Premises, the Land and/or the Building. Tenant agrees to discharge, at Tenant's expense (whether by payment, bonding, or otherwise) every Lien filed against the Premises, the Land and/or the Building for work claimed to have been done for or materials claimed to have been furnished to Tenant, within 30 days after receiving notice of the same. Tenant shall require that all contractors and subcontractors engaged in connection with Tenant's Alterations indemnify and hold Landlord harmless against any and all claims for injury to persons or damage to property by reason of such contractor's or subcontractor's use of the Premises or performance of the work, including any claims, fines and penalties imposed due to a failure to comply with Laws.

     6.5. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other Lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises.

     6.6. All fixtures, improvements, alterations, installations, additions, paneling, partitions, doors, railings and like installations affixed to the Premises at any time, either by Tenant or by Landlord or others on Tenant's behalf and whether installed or purchased at Landlord's or Tenant's expense (collectively, the "Leasehold Improvements") shall become the property of Landlord upon installation. The Leasehold Improvements shall remain upon, and shall be surrendered with, the Premises unless Landlord elects, by notice to Tenant given either (a) not less than sixty (60) days before the Expiration Date or (b) upon the sooner termination of this Lease, to have Tenant remove all or part of the Leasehold Improvements. In such event, prior to the expiration or sooner termination of this Lease and at Tenant's sole cost and expense, Tenant shall remove all such Leasehold Improvements as Landlord has specified for removal in such notice and shall repair all damage to the Premises or to the Building due to such removal and restore the same to the condition existing immediately prior to the installation of such Leasehold Improvements, ordinary wear and tear excepted. Notwithstanding anything contained in this
Article 6 to the contrary, Tenant's obligation to remove alterations and/or improvements and/or Leasehold Improvements is limited to alterations and improvements installed by or at the request of Tenant and shall not include the Landlord's Work.

     6.7. If any alterations, installations, additions, improvements or other property that Tenant shall have the right to remove or be requested by Landlord to remove are not removed on or prior to the expiration of the Term of this Lease, Landlord shall have the right to remove the property and to dispose of the same without accountability to Tenant and at the sole cost and expense of Tenant. In case of any damage to the Premises or the Building resulting from the removal of the property (whether such removal is performed by Landlord or by Tenant), Tenant shall repair such damage or, in default thereof, shall reimburse Landlord for Landlord's cost in repairing such damage. Tenant's obligations under this Section 6.7 shall survive the expiration or other termination of this Lease.

     6.8. Tenant shall keep records of Tenant's alterations, installations, additions and improvements costing in excess of $10,000, and of the component (by category) cost thereof. Tenant shall, within 60 days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Building, or in connection with any proceeding instituted pursuant to Article 14 hereof.

     6.9. Before commencing any work with respect to an Alteration costing in excess of Seventy-Five Thousand Dollars ($75,000.00), Tenant shall deliver to Landlord the following, at Tenant's sole expense, each in a form satisfactory to Landlord and each issued by a surety company or insurer previously approved in writing by Landlord, and shall maintain the same until completion of the work: (a) a payment bond guaranteeing to Landlord and/or Landlord's assigns Tenant's timely payment for all labor, services, materials and equipment furnished in connection with the Alteration or any portion thereof (and to all persons or firms furnishing the same); and (b) a performance bond guaranteeing to Landlord and/or Landlord's assigns Tenant's full and faithful completion of the Alteration in accordance with the plans and specifications approved by Landlord.

     ARTICLE 7      REPAIRS

     7.1. (a) Tenant shall, at its sole cost and expense, take good care of the Premises and the fixtures and appurtenances therein and make all repairs thereto as and when needed to preserve them in good working order and condition and maintain the Premises in a condition consistent with a first class office building. Tenant, at its sole cost and expense, shall promptly replace all scratched, damaged or broken doors and glass in and about the Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Premises and for the repair and maintenance of all electrical fixtures and equipment therein, except to the extent caused by Landlord's negligence or willful misconduct.

          (b) All damage or injury to the Premises and to its fixtures, appurtenances and equipment or to the Building or to its fixtures, appurtenances and equipment caused by or which arises out of (i) Tenant moving property in or out of the Building, or (ii) the installation or removal of furniture, fixtures or other property, or (iii) the performance or existence of any alterations performed in the Premises or (iv) the installation, use or operation of Tenant's property in the Premises or (v) from any other cause of any other kind or nature whatsoever due to carelessness, omission, neglect, improper conduct or other cause on the part of Tenant, its servants, employees, agents, visitors, or licensees, shall be repaired, restored or replaced promptly at Tenant's sole cost and expense to the reasonable satisfaction of Landlord. Any repairs required to be made by Tenant due to the foregoing acts of Tenant to the mechanical, electrical, plumbing, heating, ventilating, air-conditioning, fire safety or other systems of the Building shall be performed only by contractor(s) designated by Landlord. Any other repairs in or to the Building and the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord at Tenant's expense. All repairs, restorations and replacements made by Tenant shall be in quality and class equal to the work or installations and shall conform to Building Standards. If Tenant fails to make such repairs, restoration or replacements, same may be made by Landlord at the expense of Tenant and such expense shall be collectible as additional rent and shall be paid by Tenant within twenty-five
(25) days after rendition of a bill therefor. Notwithstanding the foregoing, Landlord shall be responsible for any structural repairs to the Premises, any repairs to any building systems located within the Premises, unless such repairs are necessitated by an act of or on behalf of Tenant.

          (c) The exterior walls of the Building, elevators and elevator shafts, elevator and other Building shafts, and conduits which extend to any floor above or below the Premises, the roof, and the portions of any window sills outside the windows, and the windows are not part of the Premises and Landlord reserves all rights to such parts of the Building.

     7.2. (a) Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area that such floor was designed to carry and that is allowed by law. If Tenant shall desire a floor load in excess of that which such floor was designed to carry and which is allowed by law, Tenant shall submit plans and specifications for such floor load to Landlord for Landlord's review and approval. Tenant shall pay all costs and expenses incurred by Landlord in connection with its review of Tenant's plans and specifications.

          (b) Landlord shall not unreasonably withhold its consent to Tenant's request to strengthen and reinforce the floor to provide the live load desired so long as Landlord's architects and engineers, in their sole discretion, find that the work necessary to increase such floor load (i) does not affect adversely the structure of the Building, (ii) will not interfere with the amount or availability of any space adjoining alongside, above or below the Premises, (iii) will not interfere with the occupancy of other tenants in the Building and (iv) may be accomplished without disturbing the load bearing columns, walls or configuration of the Building. Tenant's plans and specifications shall also provide for the restoration of the floor to its condition prior to such requested strengthening and reinforcement. Tenant shall agree to pay for or reimburse Landlord on demand for the cost of such strengthening and reinforcement and for the cost of restoration of the floor to its condition prior to such strengthening and reinforcement, as well as any other costs to and expenses of Landlord occasioned by or resulting from such strengthening or reinforcement.

     7.3. Business machines and mechanical equipment used by Tenant that cause vibration, noise, cold or heat that may be transmitted to the Building structure or to any leased space to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring type vibration eliminators sufficient to absorb and prevent such vibration or noise, or prevent transmission of such cold or heat. Tenant acknowledges that the operation of elevators, air-conditioning and heating equipment will cause some vibration, noise, heat or cold that may be transmitted to other parts of the Building and Premises and Landlord shall have no responsibility with regard thereto.

     7.4. Except as otherwise specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances or equipment thereof. Landlord shall exercise reasonable diligence so as to minimize any interference with Tenant's business operations, but shall not be required to perform the same on an overtime or premium pay basis.

     7.5. Tenant will not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable Legal Requirement.

     ARTICLE 8      REQUIREMENTS OF LAW

     8.1. If Tenant receives any notice of any violation of any Legal Requirement, Tenant shall give prompt written notice thereof to Landlord. Tenant shall comply with all Legal Requirements which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises (including, without limitation, the performance of any alterations under the Americans with Disabilities Act of 1990) or the use or occupation thereof (in which event Tenant shall effect such compliance at its sole cost and expense) or the Building due to Tenant's particular manner of use of the Premises (in which event, notwithstanding anything herein to the contrary, Landlord shall effect such compliance but Tenant shall pay upon written demand Tenant's Proportionate Share of the cost of such compliance, provided that if the cost of such compliance requires the installation of any machinery or equipment or other capital improvement to the Building, Tenant shall pay Tenant's Proportionate Share of such cost amortized over the useful life (but not in excess of ten years) of the improvement, machinery or equipment together with interest on such amount at the Interest
Rate). If, as a result of any act or omission by Tenant or violation of this Lease, any Legal Requirement is violated, Tenant, at its sole cost and expense, shall cause any such violation to be promptly cured. The foregoing shall include any structural alterations necessary to effect such a cure. The provisions of this Section 8.1 shall not apply to the Landlord's Work.

     8.2. (a) Without limiting the generality of Section 8.1, if any Legal Requirement shall require the installation of fire extinguishers, a "sprinkler system," fire detection and prevention equipment (including, but not limited to, smoke detectors, heat sensors and speakers), or any changes, modifications or alterations of any existing system (if attributable to Tenant's particular manner of use of the Premises or to alterations performed by Tenant) or are necessary to prevent the imposition of a penalty, an additional charge, or an increase in any insurance rates as a result of the use of the Premises whether or not the same is a Permitted Use, then Landlord shall, at Tenant's sole cost and expense, promptly make such installations within the Premises.

          (b) Without limiting the generality of Section 8.1, Tenant, at its sole cost and expense, shall comply with all Legal Requirements regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by any Legal Requirements. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may, at Landlord's option, be removed from the Premises in accordance with a collection schedule prescribed by any Legal Requirements. Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse or trash that is not separated and sorted as required by any Legal Requirement, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Landlord.

     8.3.      Notwithstanding the provisions of Sections 8.1 and
8.2 hereof, Tenant, at its own cost and expense, in its name and/or (whenever necessary) Landlord's name, may contest, in any manner permitted by law (including appeals to a court or governmental department or authority having jurisdiction in the matter), the validity or the enforcement of any governmental act, regulation or directive with which Tenant is required to comply pursuant to this Lease, and may defer compliance therewith during the course of such contest, provided that (a) such non-compliance shall not subject Landlord to criminal prosecution or subject the Land and/or Building to Lien or sale, (b) such non-compliance shall not be in violation of any fee mortgage or of any ground or underlying lease or any mortgage thereon, (c) Tenant shall indemnify Landlord and protect Landlord from and against any loss or injury by reason of such non-compliance, and (d) Tenant shall prosecute such contest promptly and diligently to its conclusion.

     8.4. Landlord, without expense or liability to it, shall cooperate with Tenant and execute any documents or pleadings required for such purpose, provided that Landlord shall be reasonably satisfied that the facts set forth in any such documents or pleadings are accurate.

     ARTICLE 9      INSURANCE, LOSS, REIMBURSEMENT, LIABILITY

     9.1. Tenant shall not do, permit or suffer to be done any act or thing upon the Premises that would invalidate or be in conflict with New York standard fire and property damage insurance policies covering the Building, and fixtures and property therein, or that would increase the rate of insurance applicable to the Building to an amount higher than it otherwise would be; and Tenant neither shall do nor shall Tenant permit to be done any act or thing upon the Premises that shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on within the Premises.

     9.2. If, as a result of any act or omission by Tenant or violation of this Lease, the rate of any insurance applicable to the Building shall be increased to an amount higher than it otherwise would be, Tenant shall reimburse Landlord for all increases of Landlord's insurance premiums so caused; such reimbursement to be additional rent payable upon the first day of the month following any outlay by landlord for such increased insurance premiums. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of rates for the Building or Premises issued by the body making insurance rates for the Premises, shall be presumptive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Premises.

     9.3. Landlord or its agents shall not be liable for any injury or damage to persons or property (including, but not limited to, loss of profits and injury to business) resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of any nature, unless any of the foregoing shall be caused by or due to the gross negligence or willful misconduct of Landlord, its agents, servants or employees.

     9.4. Landlord or its agents shall not be liable for any damage which Tenant may sustain, if at any time any window of the Premises is broken, or temporarily or permanently (restricted to windows on a lot line, if permanently) closed, darkened or bricked up for any reason whatsoever, except only Landlord's arbitrary acts if the result is permanent, and Tenant shall not be entitled to any compensation therefor or abatement of rent or to any release from any of Tenant's obligations under this Lease, nor shall the same constitute an eviction.

     9.5. Tenant shall reimburse Landlord for all expenses, damages or fines incurred or suffered by Landlord, by reason of any breach, violation or non-performance by Tenant, or its agents, servants or employees, of any covenant or provision of this Lease. Subject to the provisions of Section 8.3 hereof, where applicable, Tenant shall have the right, at Tenant's own cost and expense, to participate in the defense of any action or proceeding brought against Landlord, and in negotiations for settlement thereof if, pursuant to this Section 9.5, Tenant would be obligated to reimburse Landlord for expenses, damages or fines incurred or suffered by Landlord.

     9.6. Tenant shall give Landlord notice in case of fire or accidents in the Premises promptly after Tenant becomes aware of such event.

     9.7. Landlord and its agents, officers, directors and members (and, in case Landlord shall be a joint venture, partnership, tenancy-in-common, association or other form of joint ownership, the members of any such joint venture, partnership, tenancy-in-common, association or other form of joint ownership) shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising therefrom or in connection therewith. Tenant shall look solely to Landlord's estate and interest in the land and Building, or the lease of the Building or of the Land and Building, and the Premises, for the satisfaction of any right or remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord. No other property or assets of Landlord or any agent, officer, director or member shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Premises, or any other liability of Landlord to Tenant. However, nothing contained in this Section shall be construed to permit Tenant to offset against rents due a successor landlord a judgment (or other judicial process) requiring the payment of money by reason of any default of a prior landlord.

     9.8. (a) Landlord shall include in its insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

          (b) Tenant shall obtain on or before the Commencement Date and shall keep in force during the Term hereof, all-risk insurance in an amount equal to the full replacement cost of Tenant's furniture, furnishings and other removable personal property and of all fixtures including leasehold improvements and betterments. Tenant shall include in such insurance policy or policies appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies.

          (c) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery that it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Building and the fixtures, appurtenances and equipment therein, to the extent of the net proceeds of insurance actually received by Landlord as a result of such loss or damage, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees, and against every other tenant in the Building who shall have executed a similar waiver as set forth in this Section 9.8(c) for loss or damage to, Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent of the net proceeds of insurance actually received by Tenant as a result of such loss or damage, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.
     9.9. (a) Tenant shall provide on or before the Commencement Date and shall keep in force during the Term hereof for the benefit of Landlord and Tenant a comprehensive general liability insurance policy (including contractual liability) protecting Landlord and Tenant against any liability whatsoever, arising out of the use of the Premises or any appurtenances thereto or occasioned by any occurrence on or about the Premises or any appurtenances thereto. Such policy shall be not less than the amount of $2,000,000 per occurrence for bodily or personal injury (including death) and in the amount of $1,000,000 in respect of property damage which amounts shall be subject to increase from time to time as Landlord may reasonably request (and within 30 days after such request, Tenant shall furnish Landlord with evidence of such increase in coverage). The insurance amounts specified in this section may be provided by Tenant by means of a prime policy and an umbrella to equal the amounts required hereunder.

          (b) All insurance required by this Lease shall be evidenced by valid and enforceable policies issued by companies
(i) licensed to do business in the State of New York and (ii) having a financial size category of not less than X and with general policy holders rating of not less than "A-" as rated by "Best's" insurance reports. All insurance policies shall name Landlord and its designated managers and agents as additional insureds. The insurance required by this Article may be carried under a blanket policy covering the Premises and other locations of Tenant, if any. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least 15 days prior to the effective date of any such policy, Tenant shall deliver to Landlord either a duplicate original of the aforesaid policies or a certificate(s) evidencing such insurance. Said certificate(s) shall contain an endorsement that such insurance may not be canceled except upon 30 days' written notice to Landlord. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a default hereunder entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default.




     ARTICLE 10     DAMAGE BY FIRE OR OTHER CAUSE

     10.1. If the Premises or any part thereof shall be damaged by fire or other casualty Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth.

     10.2.     (a)       If the Premises are partially damaged or
rendered partially untenantable by fire or other casualty, the damage thereto shall be repaired by and at the expense of Landlord and the fixed annual rent and the additional rent payable under Articles 3 and 4 until such repair shall be substantially completed and Tenant is able to conduct its business in the Premises shall be apportioned from the day following the casualty according to the part of the Premises that is tenantable.

          (b) If the Premises are totally or substantially damaged or are rendered wholly or substantially untenantable by fire or other casualty, then the fixed annual rent and the additional rent payable under Articles 3 and 4 shall be paid up proportionately to the time of the casualty and thenceforth shall cease until the date when the Premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided.

          (c) If the Main Premises are totally or substantially damaged or are rendered wholly or substantially untenantable (whether or not the Premises are damaged) or if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, or if at least 50% of the floor area of the Premises is damaged or destroyed during the last 18 months of the then current Term of this Lease, then, in any of such events, Landlord may elect to terminate this Lease by written notice to Tenant. Such notice shall be given by Landlord within 90 days after such fire or casualty specifying a date for the expiration of the Lease, which date shall not be more than 60 days after the giving of such notice, and upon the expiration date specified in such notice the Term of this Lease shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Premises without prejudice however to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination. Any rent owing shall be paid up to the date of the fire or other casualty (subject to abatement as provided in subparagraph 10.2(b) above) and any payments of rent made by Tenant that were on account of any period subsequent to such date shall be returned to Tenant within thirty (30) days thereafter. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of (a) and (b) hereof, with all reasonable expedition during Business Days and Business Hours, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the Premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture and other property. Tenant's liability for rent shall resume five days after written notice from Landlord that the Premises are substantially ready for Tenant's occupancy. If the restoration of the Premises has not been completed within nine (9) months following the date of such casualty, subject to force majeure events beyond the reasonable control of Landlord, then Tenant shall have the right to terminate this Lease upon notice to Landlord given by Tenant within fifteen (15) days after the expiration of such ninety (90) day period. For the purpose of this Lease, the phrase "subject to force majeure events beyond the reasonable control of Landlord" shall mean if Landlord is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, or if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident, adjustment of insurance or by any cause whatsoever beyond Landlord's reasonable control in the ordinary course of Landlord's business, including but not limited to, laws or governmental preemption in connection with a national emergency, or by reason of any Requirements of any Governmental Authority or the conditions of supply and demand which have been or are affected by war or other emergency (collectively, "Unavoidable Delays").

     10.3.     Nothing contained in this Article 10 shall relieve
Tenant from liability that may exist as a result of damage from fire or other casualty caused by Tenant.

     10.4. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article 10.

     10.5. Notwithstanding any of the foregoing provisions of this Article 10, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Premises or the Building by fire or other cause, caused by some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies that may be available against Tenant, there shall be no abatement of Tenant's rents, but the total amount of such rents not abated (that otherwise would have been abated) shall not exceed the amount of uncollected insurance proceeds.

     10.6. Landlord will not carry separate insurance of any kind on Tenant's property or leasehold improvements, alterations, installations or additions made to the Premises, and, except as provided by law or by reason of its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same. Tenant may maintain insurance on Tenant's property, leasehold improvements, alterations, installations and additions and Landlord shall not be obligated to repair any damage thereto or replace the same.

     10.7. The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction of the Premises by fire or other casualty, and
Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

     ARTICLE 11     ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

     11.1.     Tenant shall not by operation of law or otherwise
(a) assign or otherwise transfer this Lease or the Term and estate hereby granted, (b) sublet the Premises or any part thereof or allow the same to be used or occupied by others, (c) mortgage, pledge or encumber this Lease or the Premises or any part thereof in any manner by reason of any act or omission on the part of Tenant, or (d) advertise, or authorize a broker to advertise, for a subtenant or an assignee, without, in each instance, obtaining the prior written consent of Landlord, except as otherwise expressly provided in this Article 11, which consent shall not be unreasonably withheld or delayed. For purposes of this Article 11, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, or the transfer of control in any limited partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties, other than those deemed "affiliates" of Tenant within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, through the "over-the-counter market" or through any recognized stock exchange (including, without limitation the NASDAQ exchange), (ii) any increase in the amount of issued and/or outstanding capital stock of any corporate tenant, or of a corporate subtenant, and/or the creation of one or more additional classes of capital stock of any corporate tenant or any corporate subtenant, in a single transaction or a series of related or unrelated transactions, resulting in a change in the legal or beneficial ownership of such tenant or subtenant so that the shareholders of such tenant or subtenant existing immediately prior to such transaction or series of transactions shall no longer own a majority of the issued and outstanding capital stock of such tenant or subtenant, shall be deemed an assignment of this Lease, (iii) an agreement by any other person or entity, directly or indirectly, to assume Tenant's obligations under this Lease shall be deemed an assignment, (iv) any person or legal representative of Tenant, to whom Tenant's interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 11, and (v) a modification, amendment or extension of a sublease shall be deemed a sublease. Tenant agrees to furnish to Landlord upon demand at any time such information and assurances as Landlord may reasonably request that neither Tenant, nor any previously permitted subtenant, has violated the provisions of this Section 11.1.

     11.2. Subject to the following sentence, the provisions of Section 11.1 hereof shall not apply to transactions with a wholly owned subsidiary of Tenant or an Affiliate (as hereinafter defined) of Tenant or a corporation into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets are transferred (provided such merger or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and provided further, that the assignee has a net worth at least equal to or in excess of the net worth of Tenant immediately prior to such merger or transfer) or, if Tenant is a partnership, with a successor partnership, nor shall the provisions of clauses (a) and (b) of Section 11.1 apply to transactions with an entity that controls or is controlled by Tenant or is under common control with Tenant. Nothing in this
Section 11.2 shall permit Tenant or any successor to use or occupy the Premises for any purpose other than the purposes stated in Article 5 of this Lease. For the purpose of this
Section 11.2, the term "Affiliate" shall mean entities that are controlled by Tenant, or are under common control with Tenant or entities that control Tenant.

     11.3. Any assignment or transfer, whether made with Landlord's consent as required by Section 11.1 or without Landlord's consent pursuant to Section 11.2, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord a recordable agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume the obligations and performance of this Lease and shall agree to be bound by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of Section 11.1 hereof shall, notwithstanding such an assignment or transfer, continue to be binding upon it in the future. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily liable (other than in the event of an assignment by Tenant to Landlord or to Landlord's designee) for the payment of the rent due and to become due under this Lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed or observed, except to the extent that Landlord and any assignee agree to modify this Lease and increase the obligations of Tenant hereunder.

     11.4. The liability of Tenant, and the due performance by Tenant of the obligations on its part to be performed under this Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord, by way of mortgage, or otherwise, extending the time of, or modifying any of the obligations contained in this Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Tenant's part to be performed under this Lease, and Tenant shall continue liable hereunder. If any such agreement or modification operates to increase the obligations of a tenant under this Lease, the liability under this Section 11.4 of Tenant named in this Lease or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made. To charge Tenant named in this Lease and its successors in interest, no demand or notice of any default shall be required. Tenant and each of its successors in interest hereby expressly waive any such demand or notice.

     11.5. Landlord shall not unreasonably withhold or delay its consent to an assignment of this Lease or a subletting of the whole or a part of the Premises for substantially the remainder of the Term of this Lease, provided:

          (a) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business, or activities, such references and current financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord, and an executed counterpart of the sublease or assignment agreement;

          (b) the proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved, reasonably satisfactory to Landlord;

          (c) the nature and character of the proposed subtenant or assignee, its business or activities and intended use of the Premises is, in Landlord's reasonable judgment, in keeping with the standards of the Building and the floor or floors on which the Premises are located;

          (d) the proposed subtenant or assignee is not then an occupant of any part of the Building or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the 12 months immediately preceding Tenant's request for Landlord's consent:

          (e) all costs incurred with respect to providing reasonably appropriate means of ingress and egress from the sublet space or to separate the sublet space from the remainder of the Premises shall, subject to the provisions of Article 6 with respect to alterations, installations, additions or improvements, be borne by Tenant;

          (f   each sublease shall state specifically that (i) it
is subject to all of the terms, covenants, agreements, provisions and conditions of this Lease, (ii) the subtenant or assignee, as the case may be, will not have the right to a further assignment thereof or sublease or assignment thereunder, or to allow the Premises to be used by others, without the consent of Landlord in each instance, (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of this Lease, or Tenant's obligations hereunder, which shall continue to apply to the premises involved, and the occupants thereof, as if the sublease or assignments had not been made, (iv) if Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the Premises and to apply the net amounts collected to the fixed annual rent and additional rent reserved herein and (v) the receipt by Landlord of any amounts from an assignee or subtenant, or other occupant of any part of the Premises shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant;

          (g   Tenant, together with requesting Landlord's
consent hereunder, shall have paid Landlord any reasonable costs incurred by Landlord to review the requested consent including, without limitation, any reasonable attorneys' fees incurred by Landlord;

          (h   Tenant shall have complied with the provisions in
Section 11.6 and Landlord shall not have made any of the elections provided for in Section 11.6;

          (i   the proposed subtenant or assignee is not (i) an
employment or recruitment agency; (ii) a school, college, university or educational institution whether or not for profit;
(iii) a government or any subdivision or agency thereof; (iv) engaged in the business of providing office space and facilities to sublessees or licensees; or (v) engaged in the business of public stenographer or typist, barber shop, beauty shop, beauty parlor or shop, telephone or telegraph agency, telephone or secretarial service, messenger service, commercial document reproduction or offset printing service or public vending machine service;

          (j   in the case of a subletting of a portion of the
Premises, the portion so sublet shall be regular in shape and suitable for normal renting purposes;

          (k   Tenant shall have granted to Landlord or its
agent, at Landlord's election, the exclusive right to sublease the Premises or such portion thereof as Tenant proposes to sublet, or to assign this Lease, as the case may be, for a period of sixty (60) days;

          (l   the nature of the occupancy of the proposed
assignee or subtenant will not cause an excessive density of employees or traffic or make excessive demands on the Buildings services or facilities; and

          (m) there shall be no more than two (2) subtenants of the Premises at any time.

The provisions of this Section 11.5 shall only apply to the original Tenant named on the first page of this Lease and shall be of no force and effect as to a subtenant or an assignee of this Lease.

     11.6.     (a        Should Tenant desire to assign this
Lease, other than by an assignment contemplated by Section 11.2, Tenant shall deliver to Landlord a notice setting forth the material terms and conditions of such proposed assignment by Tenant and Landlord shall then have the right to elect, by notifying Tenant within 30 days of such delivery, (i) to terminate this Lease as of such effective date as if such date were the Expiration Date set forth in this lease or (ii) to accept an assignment of this Lease from Tenant on the terms and conditions set forth in Tenant's notice to Landlord, and Tenant shall then promptly execute and deliver to Landlord, or Landlord's designee if so elected by Landlord, in form reasonably satisfactory to Landlord's counsel, an assignment that shall be effective as of such effective date. Upon any assignment to Landlord or Landlord's designee, Tenant shall be released from its obligations under this Lease arising after the date of such assignment.

          (b   In the event that this Lease shall be assigned to
Landlord or Landlord's designee or if the Premises shall be sublet to Landlord or Landlord's designee pursuant to Section 11.6(c), the provisions of any such assignment or sublease and the obligations of Landlord and the rights of Tenant with respect thereto shall not be binding upon or otherwise affect the rights of any holder of a superior mortgage or of a superior lease unless such holder shall elect by written notice to Tenant to succeed to the position of Landlord or its designee, as the case may be, thereunder.

          (c   Should Tenant desire to sublet the Premises or any
portion thereof, other than by a sublease contemplated by Section 11.2, Tenant shall deliver to Landlord a notice setting forth the material terms and conditions of such proposed subletting by Tenant and Landlord shall then have the right to elect, by notifying Tenant within 30 days of such delivery, (i) only to terminate this Lease as to the portion of the Premises affected by such proposed subletting or as to the entire Premises in the case of a subletting of the entire Premises, as of such effective date, (ii) in the case of a proposed subletting of the entire Premises, to accept an assignment of this Lease from Tenant, and Tenant shall then promptly execute and deliver to Landlord, or Landlord's designee if so elected by Landlord, in form reasonably satisfactory to Landlord's counsel, an assignment that shall be effective as of such effective date and releasing Tenant from its obligations under this Lease from and after the effective date of such assignment, (iii) to accept a sublease from Tenant of the portion of the Premises affected by such proposed subletting or the entire Premises in the case of a proposed subletting thereof, and Tenant shall then promptly execute and deliver a sublease to Landlord, or Landlord's designee if so elected by Landlord, for the remainder of the demised Term, commencing with such effective date, at (x) the rental terms reflected in the proposed sublease or (y) the rental terms contained in this Lease on a per rentable square foot basis, as elected by Landlord in such notice or (iv) to waive its right to exercise the options set forth in this clause (c) with respect to the transaction and the terms and conditions set forth in such notice from Tenant and the provisions of Section 11.5 shall apply. If, after Tenant delivers a notice to Landlord, Landlord elects to recapture all or any portion of the Premises under the terms of this clause
(c), then Tenant shall have the right to withdraw its notice to Landlord so long as such notice from Tenant is given to Landlord within ten (10) days after receipt of Landlord's notice of election to Tenant.

          (d   If Landlord shall elect to have Tenant execute and
deliver a sublease to Landlord or Landlord's designee, pursuant to any of the provisions of this Section 11.6, said sublease shall be in a form reasonably satisfactory to Landlord's counsel and on all the terms contained in this Lease, except that said sublease shall provide as follows:

               (i)       The rental terms, if elected by
Landlord, may be either as provided in clause (x) or clause (y) of Subsection 11.6(c) hereof,

               (ii) The sublease shall not provide for any work to be done for the subtenant or for any initial rent concessions or contain provisions inapplicable to a sublease, except that in the case of a subletting of a portion of the Premises Tenant shall reimburse subtenant for the cost of erecting such demising walls as are necessary to separate the subleased premises from the remainder of the Premises and to provide access thereto,

               (iii) Any failure of the subtenant thereunder to comply with the provisions of said sublease, other than with respect to the payment of rent to Tenant, provided it does not cause a default by Tenant under the Lease, shall not constitute a default thereunder or hereunder if Landlord has consented to such non-compliance, and

               (iv)      Such sublease shall provide that
Tenant's obligations with respect to vacating the Premises and removing any changes, alterations, decorations, additions or improvements made in the subleased premises shall be limited to those which accrued and related to such as were made prior to the effective date of the sublease.

          (e   If pursuant to the exercise of any of Landlord's
options pursuant to Section 11.6 hereof this Lease is terminated as to only a portion of the Premises, then the fixed annual rent payable hereunder and the additional rent payable pursuant to Articles 3 and 4 of this Lease shall be adjusted in proportion to the portion of the Premises affected by such termination.

          (f   If Landlord shall give its consent to any
assignment of this Lease or to any sublease, Tenant, in consideration therefor, shall pay the following to Landlord, as additional rent:

               (i) in the case of an assignment, an amount equal to fifty percent (50%) of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, less, brokerage commissions, advertising expenses, tenant improvement costs and, in the case of a sale thereof, an amount equal to the then net unamortized or undepreciated cost thereof to Tenant determined on the basis of Tenant's federal income tax returns except that, with respect to Tenant's fixtures and leasehold improvements, depreciation shall be computed on a straight-line basis over the Term of this Lease, without regard to any renewal options); and

               (ii) in the case of a sublease, fifty percent (50%) of any rents, additional charges and other consideration payable under the sublease to Tenant by the subtenant in excess of the fixed annual rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, less, brokerage commissions, advertising expenses, tenant improvement costs and, in the case of the sale thereof, an amount equal to the then net unamortized or undepreciated cost thereof to Tenant determined on the basis of Tenant's federal income tax returns except that, with respect to Tenant's fixtures and leasehold improvements, depreciation shall be computed on a straight line basis over the Term of this Lease, without regard to any renewal options).

The sums payable under this Section 11.6(f) shall be paid to Landlord as and when paid by the assignee or subtenant to Tenant. Notwithstanding anything to the contrary set forth in this
Article 11, if Tenant elects to sublet all or a portion of the Supplemental Premises, then the provisions of this Section 11.6(f)(ii) regarding the allocation of rent and additional rent payable under any sublease shall not apply and Tenant shall be entitled to retain all of the income (whether profit or otherwise) received by Tenant as a result of any subletting of the Supplemental Premises.

     11.7. Landlord shall have no liability to Tenant (or to a broker retained by or on behalf of Tenant) for brokerage commissions incurred with respect to any assignment of this Lease or any subletting of all or any part of the Premises by or on behalf of Tenant. Tenant shall pay, and shall indemnify and hold Landlord harmless from and against, any and all cost, expense (including, without limitation, reasonable attorneys' fees, costs and disbursements) and liability in connection with any compensation, commissions or charges claimed by any broker or agent with respect to any such assignment or subletting.

     11.8. Should this Lease grant or provide Tenant (i) any options for Tenant to extend the Term hereof, (ii) rights to expand into additional space within the Building, (iii) the right to require Landlord to perform any work within the Building (other than ordinary repair obligations of Landlord) or the Premises to improve the Premises or the Building for the benefit of Tenant, or (iv) rental concessions, such rights shall be deemed personal to Tenant and shall not inure to the benefit of any permitted assignee or sublessee, except an assignee or sublessee under Section 11.2 hereof.

     11.9. The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises in the person or entity therein named, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others.

     ARTICLE 12     ELECTRICITY

     12.1 Subject to the provisions of this Lease, Landlord shall provide for the furnishing of electric current to the Premises. Landlord has installed a meter or meters (collectively, the "Submeter"), at a location designated by Landlord, to measure Tenant's consumption of and demand for electric current (including, without limitation, electricity with respect to the operation of the ventilation and air conditioning units exclusively serving the Premises). If and so long as electric current is supplied by Landlord to the Premises, Tenant will pay Landlord or Landlord's designated agent, as Additional Rent for such service (the "Electricity Additional Rent"), a sum determined by computing the electric utility's charges to Landlord (including any fuel adjustment charges, rate adjustment charges, sales tax, and/or any other charges used by the electric utility in computing its charges to Landlord applicable to the Premises) and adding to such amount a fee (the "Overhead Charge") equal to seven percent (7%) of such amount (without any duplication of any tax) representing administrative and overhead costs of Landlord. Tenant, at Tenant's sole cost and expense, shall be responsible for the cost of adding any additional panels, subpanels and/or electrical feeders.

     12.2. The amounts measured by the Submeter shall be binding and conclusive on Tenant. If the Submeter should fail to properly register or operate at any time during the term of this Lease for any reason whatsoever, Landlord may estimate the Electricity Additional Rent for such period, as provided in the next sentence. The period to be used for the aforesaid computation shall be the particular months of the prior twelve
(12) month period. Where more than one meter measures the electric service to Tenant, the electric service rendered through each meter may be computed and billed separately, as set forth above or cumulatively, at Landlord's option. Bills for the Electricity Additional Rent shall be rendered to Tenant at such time as Landlord may elect, but not more frequently than monthly. Landlord shall maintain the Submeter at Tenant's sole cost and expense.

     12.3 (a) If Landlord is required by Law, the utility or Insurance Requirements to discontinue furnishing electricity to Tenant on a submetering basis, then Landlord may (but shall not be obligated to) elect in writing to continue to furnish electricity to Tenant and in such event Tenant shall pay Landlord the Electricity Additional Rent for such electric service as if such electricity was provided on a submetering basis as in
Section 12.2 above; provided that Tenant's consumption and demand shall be determined based on an electrical survey made by an electrical consultant reasonably selected by Landlord and approved by Tenant, which approval shall not be unreasonable withheld or delayed (the "Consultant"), which Consultant shall then compute in the Electricity Additional Rent then payable in accordance with the other provisions of this Article 12.

          (b)  If no survey has yet been performed under this
Section 12.3, Tenant's monthly consumption and demand shall be deemed to equal its average monthly consumption and demand for the prior twelve-month period (or since the Commencement Date if such date occurred within the past year).

          (c) The Consultant may resurvey the Premises from time to time, at Landlord's sole cost, and adjust the Electricity
Additional Rent accordingly.

          (d) The determinations made by the Consultant shall be binding and conclusive on Landlord and Tenant from and after the delivery of copies of such determinations to Landlord and Tenant, unless within forty-five (45) days after the delivery of such copies, Tenant disputes such determination by having an independent reputable electrical consultant, selected and paid for by Tenant, consult with Landlord or its consultant as to said determinations. If they shall both agree upon the same, their said agreement shall be binding upon the parties, or if the difference between them in the computation of the Electricity Additional Rent is five percent (5%) or less of the determinations made by the Consultant, then the determinations made by the Consultant shall be binding upon the parties. If Landlord or the Consultant and Tenant's consultant cannot agree within the said five percent (5%) of each other, they shall jointly select a third duly qualified independent, reputable electrical consultant who shall determine the matter and whose decision shall be binding upon both parties with the same force and effect as if a non-appealable judgment has been entered by a court of competent jurisdiction. If Landlord or the Consultant and Tenant's consultant cannot agree upon such a third electrical consultant, the matter shall be submitted to the American Arbitration Association in the City to be determined in accordance with its rules and regulations and the decision of the arbitrators shall be binding upon the parties with the same force and effect as if a non-appealable judgment had been entered by a court of competent jurisdiction. Any charges of such third consultant or of the American Arbitration Association and all costs and expenses of either shall be borne equally by both parties. When the amount of the Electricity Additional Rent has been determined, the parties shall execute an agreement supplementary hereto to reflect such Electricity Additional Rent effective from the date determined by such electrical consultant as aforesaid. Notwithstanding the foregoing, until such final determination, Tenant shall pay such Additional Rent to Landlord in accordance with the determinations made by the Consultant. After such final determinations, the parties shall make adjustment for any deficiency owed by Tenant or any overage paid by Tenant.

     12.4. Landlord may adjust the Electricity Additional Rent from time to time (without additional survey, if applicable) to reflect changes in the utility's charges to Landlord as specified in Section 12.1 and in any tax charges as specified in
Section 12.5 and upon such adjustment, Landlord shall provide Tenant with reasonable supporting documentation demonstrating the basis for such adjustment.

     12.5. If any tax is imposed upon Landlord's receipts from the sale or resale of electrical energy (whether by rent inclusion or submetering) or gas or telephone service to Tenant by any Federal, state or municipal authority, Tenant covenants and agrees that, where permitted by law, Tenant's pro rata share of such taxes shall be passed on, and included in the bill of, and paid by, Tenant to Landlord. All sums due and payable to Landlord or its contractor, consultant or designee under this
Article 12 shall be payable as additional rent. If all or part of the amounts payable by Tenant under this Article 12 for electrical energy (whether by rent inclusion or submetering) becomes uncollectible or reduced or refundable by virtue of any law, order or regulation, the parties agree that, at Landlord's option, in lieu of electrical rent inclusion or submetering, and in consideration of Tenant's use of the Building's electrical distribution system and receipt of redistributed electricity and payment by Landlord of the consultant's fees and other distribution expenses, the fixed annual rent payable under this Lease shall be increased by an amount equal to that portion of the fixed annual rent allocable to the amount which was uncollectible, reduced or refunded to Tenant.

     12.6. Tenant's use of electric current in the Premises shall not exceed the capacity of any electrical conductors and equipment in or otherwise serving the Premises. The Tenant shall be permitted to bring additional power to the Premises at Tenant's sole cost and expense

     12.7. Landlord shall not be liable to Tenant for any reduction in service, failure, or defect in the supply or character of electric current furnished to the Premises where such reduction in service, failure, or defect is required by Laws or results from any requirement, act or omission of the public utility supplying electricity to the Building or for any other reason whatsoever, excluding any reason attributable to Landlord's non payment of utility bills. If required by Consolidated Edison (or any successor utility), Laws or Insurance Requirements, Landlord may discontinue the delivery of electricity and/or the use of submeters.

     12.8. In the event that pursuant to any of the provisions of this Article, any initial determinations, statements or estimates are made by or on behalf of Landlord (whether such initial determinations, statements or estimates are subject to dispute or not pursuant to the provisions of this Article), Tenant shall pay to Landlord the amount(s) set forth on such initial determinations, statements or estimates, as the case may be, until subsequent determinations, statements or estimates are rendered, at which time the parties shall make adjustment for any deficiency owed by Tenant, or any overage paid by Tenant.

     12.9. At Tenant's option, Landlord shall furnish and install all replacement lighting tubes, lamps, bulbs and ballasts required in the Premises, and Tenant shall pay to Landlord or its designated contractor upon demand the then reasonably established charges therefor of Landlord or its designated contractor, as the case may be. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Premises by reason of any requirement, act or omission of the public utility serving the Building or for any other reason not attributable to Landlord. Tenant shall pay for the cost of electricity consumed by any air-conditioning equipment located in and exclusively serving the Premises as well as any other air-conditioning equipment furnishing conditioned air exclusively to the Premises irrespective of whether any such equipment is located in the Premises or in any other portion of the Building. The term "air-conditioning equipment" as used herein shall be deemed to include, without limitation, all components and auxiliary equipment used in connection with air-conditioning equipment servicing the Premises.

     12.10. Tenant's use of electric energy in the Premises shall not at any time, in the judgment of Landlord, (a) exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises or (b) cause or result in any impairment or interference with Building systems, annoyance or inconvenience to other tenants or the overloading of the risers or feeders serving the Building. In order to prevent the occurrence of any of the events described in the preceding sentence (and without limiting the generality of the provisions of Article 6 hereof) and to avert possible adverse effect upon the Building's electric service, Tenant shall not, without Landlord's prior consent in each instance (which shall not be unreasonably withheld), connect any fixtures, appliances or equipment to the Building's electric distribution system or make any alteration or addition to the electric system of the Premises existing on the Commencement Date, other than normal and customary office equipment. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord on demand. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in the fixed annual rent to an amount which will reflect the cost to Tenant of the additional electric energy made available to Tenant based upon the estimated additional capacity of such additional risers or the connected load of such fixtures, appliances or equipment (measured in respect of risers, at their lowest point in the Building). The amount of such increase shall be determined by an electrical consultant selected by Landlord with Tenant's prior written approval, which shall not be unreasonably withheld or delayed, and paid by Tenant. Such determination shall be binding and conclusive upon the parties. Landlord, its agents and consultants may survey the electrical fixtures, appliances and equipment in the Premises and Tenant's use of electric energy therein from time to time after the initial survey described in Section 12.2, to ascertain whether Tenant is complying with its obligations under this Section. Each increase in the fixed annual rent under this Section shall be effective from the date such additional electric energy is made available to Tenant.

     12.11. Landlord reserves the right to discontinue furnishing electrical energy to Tenant in the Premises at any time upon not less than forty-five (45) days' notice to Tenant. If Landlord exercises such right, this Lease shall continue in full force and effect and shall be unaffected thereby, except that from and after the effective date of such termination Landlord shall not be obligated to furnish electric energy to Tenant and the fixed annual rent payable under this Lease shall be reduced to the amount of fixed annual rent stated in the Reference Page less the amount allocable to electricity set forth in the Reference Page. If Landlord so discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric energy to the Building. Such electric energy may be furnished to Tenant by means of the then existing building system feeders, risers and wiring to the extent that the same are, in Landlord's sole judgment, available, suitable and safe for such purpose. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment whatsoever which may be required to obtain electric energy directly from such public utility company whether currently available for Tenant's use or requiring Landlord's installation shall be furnished and installed by Landlord at Landlord's sole cost and expense; provided, however, that Tenant shall be permitted, at no additional cost to Tenant, to use the existing feeders, risers, wiring and other conductors and equipment; provided, further, Landlord's obligation under this clause shall be limited to the installation in the Premises as of the date of this Lease and shall not include any supplementary electrical service brought to the Premises by or on behalf of Tenant. In the event Landlord elects to discontinue furnishing electricity and is not required by Law to discontinue furnishing the electricity then Landlord shall pay for the cost of Tenant obtaining electricity directly from the electrical utility, and in the event Landlord is required by law or by the electrical utility to discontinue furnishing electrical service, then Tenant shall pay for all costs associated in connection with Tenant's purchase of electricity directly from the electrical utility.

     12.12 In the event Tenant shall dispute any findings under this Article of the consultant designated by Landlord, Tenant may, within forty-five (45) days of receiving notice of such findings, designate by notice to Landlord an independent electrical consultant to make, at Tenant's sole cost and expense, another determination of the increased average monthly electrical consumption or the value to Tenant of the potential additional energy to be made available to Tenant, as the case may be. If the electrical consultant selected by Tenant shall determine that such increased consumption or value, as the case may be, of such electrical energy is less than as determined by Landlord's consultant and the two are unable to adjust such difference within thirty (30) days after the determination made by Tenant's consultant is delivered to landlord, the dispute shall be resolved by arbitration in accordance with the rules of the American Arbitration Association. The arbitration shall take place in New York City, New York. Pending a final determination pursuant to such arbitration, Tenant shall pay to Landlord for such electrical energy based on the determination of Landlord's consultants; and if it is determined that Tenant has overpaid, Landlord shall reimburse Tenant for any overpayment at the conclusion of such arbitration. In any such arbitration, the third arbitrator to be appointed shall be an electrical engineer having at least five years experience in similar matters in New York City, New York. In no event shall the fixed annual rent or any portion thereof attributable to the furnishing of electrical energy ever be reduced by operation of this Section 12.12.

     ARTICLE 13     ADJACENT EXCAVATION -- SHORING

     If an excavation or other substructure work shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises after notice to Tenant, for the purpose of doing such work as shall be necessary to preserve the wall of or the Building of which the Premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent. Landlord shall use reasonable efforts to minimize interference with Tenant's business operations during any entry into the Premises.

     ARTICLE 14     CONDEMNATION

     14.1. In the event that the whole of the Premises lawfully shall be condemned or taken in any manner for any public or quasi-public use, this Lease and the Term and estate hereby granted shall cease and terminate as of the date of vesting of title, as if that were the Expiration Date, and the fixed annual rent and the additional rent payable pursuant to Articles 3 and 4 of this Lease shall be apportioned as of such date.

     14.2. In the event that only a part of the Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the fixed annual rent and the additional rent payable pursuant to Articles 3 and 4 hereunder shall be abated in an amount thereof apportioned according to the area of the Premises so condemned or taken. In the event that only a part of the Building or the Land shall be so condemned or taken, then (a) Landlord (whether or not the Premises be affected) may, at Landlord's option, terminate this Lease and the Term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within 60 days following the date on which Landlord shall have received notice of vesting of title, or (b) if such condemnation or taking shall be of a substantial part of the Premises or of a substantial part of the means of access thereto, Tenant, at Tenant's option, by delivery of notice in writing to Landlord within 30 days following the date on which Tenant shall have received notice of vesting of title, may terminate this Lease and the Term and estate hereby granted as of the date of vesting of title, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and shall remain unaffected by such condemnation or taking, except that the fixed annual rent and the additional rent payable pursuant to Articles 3 and 4 shall be abated to the extent hereinbefore provided in this
Article 14. In the event that only a part of the Premises shall be so condemned or taken and this Lease and the Term and estate hereby granted with respect to the remaining portion of the Premises are not terminated as hereinbefore provided, Landlord, with reasonable diligence and at its expense, will restore the remaining portion of the Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

     14.3. In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. Tenant shall be entitled to make a separate claim for the unamortized value of its trade fixtures actually taken and for moving expenses so long as such claim will not reduce the award payable to Landlord.

     14.4. If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant's property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the
cost of restoration of the Premises.   This Lease shall be and
remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the fixed annual rent and additional rent due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use and occupancy of the Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including the Expiration Date. All monies paid as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the fixed annual rent and additional rent have been paid shall be received, held and applied by Landlord as a trust fund for payment of the fixed annual rent and additional rent becoming due hereunder.

     14.5. In the event of any taking of less than the whole of the Building that does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Premises that does not result in a termination of this Lease, Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a tenantable Building and Premises.

     14.6. In the event any part of the Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article 14, then, (a) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (b) if such compliance is the obligation of Landlord under this Lease, the fixed annual rent payable under Article 1 shall be reduced and additional rent payable under Articles 3 and 4 shall be adjusted in the same manner as is provided in Section
14.1 according to the reduction in rentable area of the Premises resulting from such taking.

     ARTICLE 15     ACCESS TO PREMISES; CHANGES

     15.1. Tenant shall permit Landlord (a) to erect, use and maintain pipes, ducts and conduits in and through the Premises, provided the same are installed adjacent to or boxed in a manner consistent with Tenant's decor or concealed behind walls and ceilings of the Premises or in such manner as shall not materially adversely impair Tenant's use of the Premises or decrease the square footage in the Premises, and (b) to use any air-conditioning rooms, telephone equipment rooms, heating, ventilating, air-conditioning, electrical and mechanical facilities and service closets (collectively, the "Building Equipment") in the Premises so long as such entry by Landlord does not unreasonably interfere with the use of the Premises by Tenant and does not cause Tenant to incur any liability, cost or result in a reduction of the size of the Premises. To the extent practicable, Landlord shall install such pipes, ducts and conduits by methods and at locations that will not materially interfere with or impair Tenant's layout or use of the Premises. Landlord or its agents or designees shall have the right to enter the Premises, at reasonable times during Business Hours on Business Days on notice to Tenant (other than in the event of an emergency), to examine such pipes, ducts, conduits and Building Equipment or to make any repairs or alterations that Landlord may deem necessary or reasonably desirable for the Building or that Landlord shall be required to or shall have the right to make by the provisions of this Lease or any other lease in the Building. Landlord shall be allowed to take all material into and upon the Premises that may be required for the repairs or alterations above mentioned as the same is required for such purpose, without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while said repairs or alterations are being made by reason of loss or interruption of the business of Tenant because of the prosecution of any such work; provided, however, that Landlord shall not store any such materials in the Premises. Landlord shall exercise reasonable diligence to minimize interference with Tenant's business operations at the Premises, but nothing contained herein shall be deemed to require Landlord to perform the same on an overtime or premium pay basis.

     15.2. Landlord reserves the right, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairways, toilets (but the toilets shall remain on the floor of the Building where the Premises are located) and other public parts of the Building; provided, however, that Tenant shall continue to have access to the Building.

     15.3. Landlord may, at any time on reasonable prior notice during the last six (6) months of the term of this Lease, exhibit the Premises to prospective tenants; provided, however, that in the event of a default by Tenant hereunder beyond applicable notice and cure periods and during the continuance of such default, Landlord may exhibit the Premises to prospective tenants. Landlord shall also have the right, upon reasonable prior notice to Tenant, to enter the Premises for the purpose of exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees or to prospective assignees of any such mortgages or to the holder of any mortgage on the Landlord's interest in the property, its agents or designees.

     15.4. If Tenant shall not be present personally to open and to permit an entry into the Premises at any time when for any reason an entry therein urgently shall be necessary in case of fire or other emergency, Landlord or Landlord's agents may enter the same forcibly without rendering Landlord or such agents liable therefor (provided during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property) and without in any manner affecting the obligations and covenants of this Lease. If during the last month of the Term Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord immediately may enter, alter, renovate or redecorate the Premises without limitation or abatement of rent and without incurring liability to Tenant for any compensation and such act shall have no effect on this Lease or Tenant's obligations hereunder.

     15.5. Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, subject to emergencies.

     ARTICLE 16     CONDITIONS OF LIMITATION

     16.1. This Lease and the Term and estate hereby granted are subject to the limitation that whenever Tenant shall be unable to pay its debts generally as they become due, or shall make an assignment of the property of Tenant for the benefit of creditors, or shall consent to, or acquiesce in, the appointment of a liquidator, receiver, trustee, or other custodian of itself or the whole or any part of its properties or assets, or shall commence a voluntary case for relief under the United States Bankruptcy Code or file a petition or take advantage of any bankruptcy or insolvency act or applicable law of like import, or whenever an involuntary case under the United States Bankruptcy Code shall be commenced against Tenant or if a petition shall be filed against it seeking similar relief under any bankruptcy or insolvency or other applicable law of like import, or whenever a receiver, liquidator, trustee, or other custodian of Tenant or of or for substantially all of the property of Tenant shall be appointed without Tenant's consent or acquiescence, then, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for 30 days, Landlord may give Tenant a notice of intention to end the Term of this Lease at the expiration of ten (10) days from the date of service of such notice of intention, and upon the expiration of said ten (10) day period, this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

     16.2. This Lease and the Term and estate hereby granted are subject to further limitation as follows:

          (a   whenever Tenant shall default in the payment of
any installment of fixed annual rent on any day that the same becomes due, and such default shall continue uncured for five (5) days after notice from Landlord or whenever Tenant shall default in the payment of any installment of any item of additional rent on any day that the same becomes due, and such default shall continue uncured for ten (10) days after notice from Landlord, or

          (b   whenever Tenant shall do or permit anything to be
done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within 30 days (within fifteen
(15) days, in the case of Tenant's failure (A) to furnish any certificate of insurance required under Article 6 or 9 or (B) to furnish any instrument required under Article 25 or 26) after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a happening or default that cannot with due diligence be cured within a period of 30 days and the continuation of which for the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Article 8 hereof) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said 30 day period advise Landlord of Tenant's intention duly to institute all steps necessary to remedy such situation, (ii) duly institute within said 30 day period, and thereafter diligently and continuously prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice by Landlord as shall reasonably be necessary, or

          (c   whenever any event shall occur or any contingency
shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term hereof, by operation of law or otherwise, would devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by
Article 11, or

          (d   whenever Tenant shall abandon or vacate the
Premises, or

          (e   whenever in case any other lease held by Tenant
(or any person which, directly or indirectly, controls, is controlled by, or is under common control with, Tenant) from Landlord shall expire and terminate (whether or not the Term thereof shall then have commenced) as a result of the default of Tenant thereunder or of the occurrence of an event as therein provided (other than by expiration of the fixed term thereof or pursuant to a cancellation or termination option therein contained), or

          (f   whenever Tenant shall default in the due keeping,
observing or performance of any covenant, agreement, provision or condition of Article 5 hereof on the part of Tenant to be kept, observed or performed and such default shall continue and shall not be remedied by Tenant within three (3) Business Days after Landlord shall have given to Tenant a notice specifying the same, or

          (g   whenever the Premises are materially damaged by
reason of negligence or carelessness of Tenant, its agents, employees or invitees,

then in any of said cases set forth in the foregoing subsections
(a), (b), (c), (d), (e), (f) and (g), Landlord may give to Tenant a notice of intention to end the Term of this Lease at the expiration of ten (10) days from the date of the service of such notice of intention, and upon the expiration of said ten (10) days this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18.

     16.3. In the event Tenant shall default in the performance of any term of this Lease to be performed by Tenant (other than the payment of fixed annual rent) more than three (3) times in any period of six months or, with respect to the payment of fixed annual rent, more than three (3) times in any period of 12 months, then, notwithstanding that such defaults shall have each been cured within the applicable period, if any, as provided above, any further similar default shall, after notice of the same, be deemed to be deliberate and Landlord thereafter may serve the said fifteen (15) days' notice of termination upon Tenant without affording to Tenant an opportunity to cure such default.

     ARTICLE 17     RE-ENTRY BY LANDLORD; INJUNCTION

     17.1. If Tenant shall default in the payment of any installment of fixed annual rent, on any date that the same becomes due, and such default shall continue uncured for five days, or if Tenant shall default in the payment of any additional rent, on any date that the same becomes due, and such default shall continue uncured for ten days, or if this Lease shall expire as in Article 16 provided, Landlord or Landlord's agents and employees immediately or at any time thereafter may re-enter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefrom, to the end that Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this Lease under the provisions of Article 16 or if Landlord shall re-enter the Premises under the provisions of this Article 17 or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, (a) Tenant thereupon shall pay to Landlord the fixed annual rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, (b) Tenant shall pay to Landlord all expenses, including court costs and reasonable attorneys' fees and disbursements, incurred by Landlord in recovering possession of the Premises and all costs and charges for the care of the Premises while vacant and (c) Tenant also shall pay to Landlord damages as provided in
Article 18.

     17.2. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord also shall have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord lawfully may be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

     17.3. If this Lease shall terminate under the provisions of Article 16, or if Landlord shall re-enter the Premises under the provisions of this Article 17, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed annual rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option against any damages payable by Tenant under Article 18 or pursuant to law.

     17.4. Tenant expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

     ARTICLE 18     DAMAGES

     18.1. If this Lease is terminated under the provisions of Article 16, or if Landlord shall re-enter the Premises under the provisions of Article 17, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either

          (a   a sum which at the time of such termination of
this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of

               (i) the aggregate of the fixed annual rent and the additional rent payable hereunder that would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination except that additional rent on account of increases in Taxes and the Operating Expenses shall be presumed to increase at the average of the rates of increase thereof previously experienced by Landlord during the period (not to exceed 3 years) prior to such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the Premises, over

               (ii) the aggregate rental value of the Premises for the same period; or

          (b   sums equal to the aggregate of the fixed annual
rent and the additional rent (as above presumed) payable hereunder that would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall re-let the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting, the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Premises for new tenants, brokers' commissions, reasonable attorneys' fees and disbursements, and all other expenses properly chargeable against the Premises and the rental thereof; it being understood that any such re-letting may be for a period shorter or longer than the remaining Term of this Lease and that Landlord may grant concessions and free rent; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, or shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection to a credit in respect of any net rents from a re-letting, except to the extent that such net rents actually are received by Landlord. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such re-letting and of the expenses of re-letting. Landlord in no event shall be liable in any way whatsoever for failure to re-let the Premises nor shall such failure affect Tenant's liability for damages.

     18.2. If the Premises or any part thereof shall be re-let by Landlord for the unexpired portion of the Term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting, prima facie, shall be the fair and reasonable rental value for the Premises, or part thereof, so re-let during the Term of the re-letting.

     18.3. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been so terminated under the provisions of Article 16, or under any provision of law, or had Landlord not re-entered the Premises. Nothing herein contained shall be construed to limit or to preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord lawfully may be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this Lease or re-entry of the Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when such damages are to be proved whether or not such amount be greater than, equal to, or less than any of the sums referred to in Section 18.1.

     ARTICLE 19     LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

     If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, (a) Landlord may, but shall not be obligated to, remedy such default for the account of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default and afforded Tenant an opportunity to cure the default in question, the applicable grace period for curing such default shall have expired; and (b) if Landlord makes any expenditures or incurs any obligations for the payment of money in connection with such default (including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding), such sums paid or obligations incurred shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord upon rendition of a bill to Tenant therefor together with an amount equal to ten percent (10%) of Landlord's expenditure (to reimburse Landlord for its administrative expenses) upon demand, as additional rent.

     ARTICLE 20     QUIET ENJOYMENT

     Landlord covenants and agrees that, subject to the terms, obligations and provisions of this Lease, if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part or on behalf of Tenant to be kept or performed, then Tenant's rights under this Lease shall not be cut off or ended before the expiration of the Term of this Lease.

     ARTICLE 21     SERVICES AND EQUIPMENT

     21.1. So long as Tenant is not in default under any of the covenants of this Lease beyond the expiration of any applicable notice and cure periods, Landlord shall:

          (a) provide necessary elevator facilities on Business Days during Business Hours and shall have at least one elevator subject to call at all other times. At Landlord's option, the elevators shall be operated by automatic control or by manual control, or by a combination of both of such methods.

          (b) maintain and keep in good order and repair any components of the heating systems located outside of the Premises that serve the portions of such systems located within the Premises. Landlord shall cause the portions of the heating, ventilating and air conditioning systems to be in good working order as of the date of this Lease. Landlord shall provide, on Business Days during Business Hours, heat from October 15 of each year and thereafter when seasonably required and in accordance with applicable laws. Landlord shall provide, on Business Days during the hours of 8:00 a.m. to 6:00 p.m., air conditioning from May 15 of each year and thereafter when seasonably required. Landlord shall provide that the air conditioning in the Premises is in good working order as of the Commencement Date of this Lease. Landlord shall have no responsibility or liability for the ventilating conditions and/or temperature of the Premises during the hours or days Landlord is not required to furnish heat or air conditioning pursuant to this subsection (b). Tenant shall cause all of the windows in the Premises to be kept closed and shall keep entirely unobstructed all the vents, intakes, outlets and grilles whenever the air-conditioning or heating system is in operation and shall comply with and observe all regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air-conditioning systems. Tenant shall be solely responsible for all maintenance costs of the air conditioning system in the Premises; provided, however, that Landlord shall be responsible for the major components of the air conditioning equipment. Tenant shall enter into a service contract for the maintenance and repair of the air-conditioning equipment serving the Premises at Tenant's sole cost and expense, such contract to be in form in substance reasonably acceptable to Landlord. Landlord shall furnish and install new filters in the air conditioning equipment at the commencement of the term of this Lease. Nothing contained herein shall be deemed to require Landlord to furnish at Landlord's expense such electric energy as is required to operate the air-conditioning and ventilating systems serving the Premises. Subject to the provisions of Article 12 hereof all such electric energy shall be furnished by Landlord to Tenant at Tenant's cost and expense. If Tenant shall require air conditioning at times when Landlord is not required to furnish same, Tenant shall give Landlord at least 24 hours prior notice of such requirement and, if same is furnished by Landlord, Tenant shall pay on demand Landlord's charges in the amount of Seventy-Five Dollars ($75.00) per hour as additional rent, which overtime charge may be increased by Landlord if Landlord's costs increase. The Tenant shall be permitted to install supplemental air conditioning in the Premises at Tenant's sole cost and expense, subject to the alterations requirements set forth in this Lease.
          (c) provide cleaning and janitorial services, on Business Days in accordance with the Cleaning Specifications annexed to this Lease as Schedule B. Landlord shall not be required to clean any portions of the Premises used for the preparation, serving or consumption of food or beverages, training rooms, data processing or reproducing operations, all of which shall be cleaned by Tenant. Tenant shall pay directly to the cleaning contractor for the Building the cleaning contractor's charges for (i) extra cleaning work in the Premises required because of (A) misuse or neglect on the part of Tenant or its sublessees or its or their employees or visitors, (B) the use of portions of the Premises for special purposes requiring greater or more difficult cleaning work than office areas, (C) interior glass partitions or unusual quantity of interior glass surfaces and (D) non-Building Standard materials or finishes installed by Tenant or at its request, and (ii) removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy (with only incidental computer operations) or at times other than Landlord's standard cleaning times, and (iii) the use of the Premises by Tenant other than during Business Hours on Business Days. Landlord, its cleaning contractor and their employees shall have access to the Premises after 5:30 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises as required under this Section 21.1(c). If Tenant has leased an entire floor or floors, it shall reimburse Landlord, promptly after being billed therefor, for the cost of filling toilet tissues, soap dispensers, towel dispensers, sanitary napkin vending dispensers, and plastic waste container liners. Tenant shall pay to Landlord as additional rent within ten days after demand, Tenant's Proportionate Share of any Federal, state or municipal sales tax now or hereafter required to be paid by Landlord allocable to the furnishing of cleaning services or cleaning supplies to the Building above the standard cleaning services provided for in this Lease.

          (d) furnish hot and cold water for lavatory, pantry and drinking and office cleaning purposes. If Tenant requires, uses or consumes water for any other purposes or in unusual quantities (as reasonably determined by Landlord in its sole and absolute discretion), Landlord may install, after notice to Tenant, a meter or meters or other means to measure Tenant's water consumption, and Tenant shall reimburse Landlord for the cost of the meter or meters and the installation thereof, and shall pay for the maintenance of said meter equipment and/or shall pay Landlord's costs of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed, including sewer rents, as measured by said meter or meters or as otherwise measured, and the cost to heat such water.

     21.2. Landlord reserves the right, without any liability whatsoever and without abatement of fixed annual rent or additional rent, to stop the heating, air-conditioning, elevator, plumbing, sanitary, electric and other systems when necessary by reason of accident or emergency or for repairs, alterations, replacements or improvements, provided that except in case of emergency, Landlord will notify Tenant in advance, if possible, of any such stoppage and, if ascertainable, its estimated duration, and will proceed diligently with the work necessary to resume such service as promptly as possible and in a manner so as to minimize interference with Tenant's use and enjoyment of the Premises. Landlord shall not be liable in any way to Tenant for any failure of the heating, air-conditioning, elevator, plumbing, sanitary, electric and other systems by reason of any failure or defect in the supply or character of electric energy furnished to the Building or the Premises by the public utility serving the Building.

     21.3. Only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord will be permitted to furnish laundry, linen towels, drinking water, ice, food or beverages and other similar supplies and services to tenants and licensees in the Building. Landlord may fix, in its own absolute discretion, at any time and from time to time, the hours during which and the regulations under which such supplies and services are to be furnished. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive supplier of all or any one or more of the said supplies and services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other suppliers. Landlord expressly reserves the right to exclude from the Building any person, firm or corporation attempting to furnish any of said supplies or services but not so designated by Landlord. It is understood, however, that Tenant or regular office employees of Tenant who are not employed by any supplier of such food or beverages or by any person, firm or corporation engaged in the business of purveying such food or beverages, personally may bring food or beverages into the Building for consumption within the Premises by employees of Tenant, but not for resale to or for consumption by any other tenant.

     21.4. Tenant shall employ any office maintenance contractor that Landlord may designate from time to time for all waxing, polishing, lamp replacement, cleaning (other than those cleaning services Landlord is obligated to furnish) and the maintenance work in the Premises, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors. Tenant shall not employ any other contractor without Landlord's prior written consent, which shall not be unreasonably withheld.

     21.5. Landlord, at Tenant's request, shall maintain listings on the Building directory of the names of Tenant, permitted assignees or subtenants, and the names of any of Tenant's officers and employees, provided, however, that the aggregate number of names so listed shall not exceed Tenant's Proportionate Share of the space in the Building directory. The reasonable charge of Landlord for any changes in such listings requested by Tenant shall be paid by Tenant to Landlord on demand.

     21.6. Landlord shall not be required to furnish any other services, except as otherwise provided in this Lease.

     ARTICLE 22     HAZARDOUS MATERIALS

     22.1. Tenant shall not, without the prior written consent of Landlord, cause or permit, knowingly any Hazardous Material (hereinafter defined) to be brought or remain upon, kept or used in or about the Premises or the Building. As used in this Lease, "Hazardous Material(s)" shall mean any hazardous, toxic or radioactive substance, material, matter or waste which is or becomes regulated by any federal, state or local law, rule regulation, code, ordinance or any other governmental restriction or requirement. However, "Hazardous Materials" shall not include substances which are used in the ordinary course of a business similar to Tenant's as permitted pursuant to Article 5 of this Lease, provided, however, that such substances are used, handled, transported or stored in strict compliance with any applicable Legal Requirement. If such substances are not so used, handled, transported or stored then they shall be deemed "Hazardous Materials" for purposes of this Lease. Should Landlord consent in writing to Tenant bringing, using or storing any Hazardous Material in or upon the Premises or the Building, Tenant shall strictly obey and adhere to any and all Legal Requirements which in any way regulates, governs or impacts Tenant's possession, use, storage or disposal of said Hazardous Material. Upon Landlord's written request, prior to the Commencement Date of this Lease, and on January 1 of each year thereafter, Tenant shall disclose in writing to Landlord the names and amounts of all Hazardous Material which Tenant is then currently or is intending to bring, use, or store in or upon the Premises or the Building, or which Tenant has in the past brought, used or stored in or upon the Premises or the Building.

     22.2. In addition to, and in no way limiting Tenant's duties and obligations as set forth in this Lease, should Tenant breach any of its duties and obligations as set forth in this Lease or if the presence of any Hazardous Material in or upon the Premises or the Building, that Tenant causes or permits knowingly to brought upon, used, remained upon or kept at the Premises (excluding those Hazardous Materials that were present in the Premises prior to Tenant's occupancy and those Hazardous Materials brought upon the Premises by Landlord after Tenant's occupancy) results in contamination of the Premises, the Building, any land or the Building, the atmosphere, or any water or waterway (including groundwater), or if contamination of the Premises, or the Building by any Hazardous Material otherwise occurs for which Tenant is otherwise legally liable to Landlord for damage resulting therefrom, Tenant shall indemnify, save harmless, and, at Landlord's option and with attorneys approved in writing by Landlord, defend Landlord and its agents, employees, partners, officers, directors, and mortgagees, if any, from any and all claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action, and losses of any and every kind and nature, including, without limitation, diminution in value of the Premises or the Building, damages for the loss or restriction on use of the rentable or usable space or of any amenity of the Premises or the Building, damages arising from any adverse impact on marketing space in the Building, and sums paid in settlement of claims and for attorney's fees, consultant fees and expert fees, which may arise during or after the Lease Term or any extension thereof as a result of such contamination. This includes, without limitation, costs and expenses incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present on or about the Premises (excluding those Hazardous Materials that were present in the Premises prior to Tenant's occupancy and those Hazardous Materials brought upon the Premises by Landlord after Tenant's occupancy, that Tenant causes or permits knowingly to be brought upon, used, remained upon or kept at the Premises) or because of the presence of Hazardous Material anywhere else which came or otherwise emanated from Tenant or the Premises (excluding those Hazardous Materials that were present in the Premises prior to Tenant's occupancy and those Hazardous Materials brought upon the Premises by Landlord after Tenant's occupancy, that Tenant causes or permits knowingly to be brought upon, used, remained upon or kept at the Premises). Without limiting the foregoing, if the presence of any Hazardous Material on or about the Premises, or the Building caused or permitted by Tenant results in any contamination of the Premises or the Building, Tenant shall, at its sole expense, promptly take all actions as are necessary to return the Premises and the Building to the condition existing prior to the introduction or any such Hazardous Material to the Premises and the Building; provided, however, that Landlord's approval of such actions shall first be obtained.

     ARTICLE 23     INVALIDITY OF ANY PROVISION

     If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

     ARTICLE 24     BROKERAGE

     Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent other than the Broker set forth in the Reference Page in connection with the consummation of this Lease, and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees) and liability in connection with any compensation, commissions or charges claimed by any broker or agent, other than the Broker claiming to have dealt with Tenant, with respect to this Lease or the negotiation thereof. Landlord agrees to pay the Broker a commission in accordance with the terms of a separate agreement between Landlord and Broker. The provisions of this Article shall survive the expiration or sooner termination of this Lease.

     ARTICLE 25     SUBORDINATION

     25.1. This Lease is and shall be subject and subordinate to all present and future ground or underlying leases and to all mortgages, options, and building loan agreements that may now or hereafter affect such leases or the real property of which the Premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such ground or underlying leases, options, building loan agreements and mortgages. The provisions of this Section 25.1 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly at its own cost and expense any instrument, in recordable form if required, that Landlord, the lessor of the ground or underlying lease or the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination, and Tenant hereby constitutes and appoints Landlord or its successors in interest to be Tenant's attorney-in-fact, irrevocably and coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant.

     25.2. In the event of a termination of any ground or underlying lease, or if the interests of Landlord under this Lease are transferred by reason of, or assigned in lieu of, foreclosure or other proceedings for enforcement of any mortgage, or if the holder of any mortgage acquires a lease in substitution therefor, then Tenant under this Lease, at the option to be exercised in writing by the lessor under such ground or underlying lease or such mortgagee or purchaser, assignee or lessee, as the case may be, either (a) will attorn to it and will perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if said lessor, such mortgagee or purchaser, assignee or lessee, were the landlord originally named in this Lease, or (b) will enter into a new lease with said lessor or such mortgagee or purchaser, assignee or lessee, as landlord, for the remaining Term of this Lease and otherwise on the same terms and conditions and with the same options, if any, then remaining. The foregoing provisions of clause (a) of this Section 25.2 shall enure to the benefit of such lessor, mortgagee, purchaser, assignee or lessee, shall be self-operative upon the exercise of such option, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such lessor, mortgagee, purchaser, assignee or lessee, shall execute, from time to time, instruments in confirmation of the foregoing provisions of this Section 25.2, satisfactory to any such lessor, mortgagee, purchaser, assignee or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Tenant hereby constitutes and appoints Landlord or its successors in interest to be the Tenant's attorney-in-fact, irrevocably and coupled with an interest, to execute and deliver such instrument of attornment, or such new lease, if Tenant refuses or fails to do so promptly upon request.

     25.3. Anything herein contained to the contrary notwithstanding, under no circumstances shall any lessor under any ground lease or mortgagee or purchaser, assignee or lessee, as the case may be, whether or not it shall have succeeded to the interests of the landlord under this Lease, be (a) liable for any act, omission or default of any prior landlord or for the return of any security deposit or part thereof not actually received by such lessor, mortgagee, purchaser, assignee, or lessee, as the case may be; or (b) subject to any offsets, claims or defenses that Tenant might have against any prior landlord: or (c) bound by any rent or additional rent that Tenant might have paid to any prior landlord for more than one month in advance or for more than three months in advance where such rent payments are payable at intervals of more than one month (other than payments for Tenant's Tax Payment which shall be paid in accordance with the terms and conditions of Article 4 of this Lease); or (d) bound by any modification, amendment or abridgment of this Lease, or any cancellation or surrender of the same, made without its prior written approval after such transaction has occurred.

     25.4. If, in connection with the financing of the Land and/or the Building, the holder or prospective holder of any mortgage shall request reasonable modifications in this Lease as a condition of approval thereof, Tenant will not unreasonably withhold, delay or defer making such modifications, so long as such modifications increase Tenant's obligations under this Lease.

     ARTICLE 26     CERTIFICATE OF TENANT AND LANDLORD

     26.1. Tenant, without charge, at any time and from time to time (but not more than three times in any twelve month period), within fifteen (15) days after request by Landlord, shall deliver a written instrument to Landlord or any other person, firm or corporation specified by Landlord, duly executed and acknowledged, certifying (a) that this Lease is unmodified and in full force and effect or, if there has been any modification, that the same is in full force and effect as modified and stating any such modification, that there is no existing basis to cancel or terminate this Lease, and to the best of Tenant's knowledge Landlord is not in default thereunder; (b) whether the Term of this Lease has commenced and rent become payable thereunder, and whether Tenant is in possession of all of the Premises except for such portions of the Premises that have been sublet or being held for sublet pursuant to the provisions of this Lease and whether Landlord substantially has completed the Landlord's Work; (c) whether or not, to the best of Tenant's knowledge, there are then existing any defenses or offsets that are not claims under paragraph (e) of this Section 26.1 against the enforcement of any of the agreements, terms, covenants, or conditions of this Lease and any modification thereof upon the part of Tenant to be performed or complied with, and, if so, specifying the same; (d)the amount of the fixed annual rent payable under this Lease and the dates to which the fixed annual rent and additional rent and other charges hereunder have been paid; (e) whether or not Tenant has made any claim against Landlord under this Lease and, if so, the nature and the dollar amount, if any, of such claim.

     26.2. Tenant agrees that, except for the first month's rent hereunder, it will pay no rent under this Lease more than one month in advance of its due date. In the event of any act or omission by Landlord, Tenant will not exercise any right to terminate this Lease or to remedy the default and deduct the cost thereof from rent due hereunder until Tenant shall have given written notice of such act or omission to the ground lessor and to the holder of any mortgage on the fee or the ground lease who shall have furnished such lessor's or holder's last address to Tenant, and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notices, during which time such lessor or holder shall have the right, but shall not be obligated, to remedy or cause to be remedied such act or omission. Tenant shall not exercise any right pursuant to this Section 26.2 if the holder of any mortgage or such aforesaid lessor commences to cure such aforesaid act or omission within a reasonable time and diligently prosecutes such cure thereafter.

     26.3. At Landlord's request, Tenant shall deliver promptly to Landlord and to the holder of any mortgage on the fee or ground lease and the lessor under any ground or underlying lease, after the occurrence of the Commencement Date, a letter signed by Tenant and acknowledged, in substantially the form annexed hereto as Schedule C.

     26.4. Landlord, without charge, at any time and from time to time (but not more than once per year), within twenty
(20) days after request by Tenant, shall deliver a written instrument to Tenant, duly executed and acknowledged, certifying
(a) that this Lease is unmodified and in full force and effect or, if there has been any modification, that the same is in full force and effect as modified and stating any such modification, that there is no existing basis to cancel or terminate this Lease, and to the best of Landlord's knowledge Tenant is not in default thereunder; (b) the amount of the fixed annual rent payable under this Lease and the dates to which the fixed annual rent and additional rent and other charges hereunder have been paid; (c) whether or not Landlord has made any claim against Tenant under this Lease and, if so, the nature and the dollar amount, if any, of such claim.

     ARTICLE 27     LEGAL PROCEEDINGS; WAIVER OF JURY TRIAL;
                    ATTORNEYS' FEES

     27.1. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any other claims (except claims for personal injury or property damage), and any emergency statutory or any other statutory remedy. If Landlord commences any summary proceeding for non-payment of rent, Tenant shall not interpose and hereby waives the right to interpose any counterclaim of whatever nature or description in any such proceeding (other than a counterclaim which will be waived by Tenant if not interposed in such proceeding). Tenant shall reimburse Landlord, on demand, for all costs and expenses (including reasonable attorneys' fees and disbursements and court costs, whether in connection with an action or proceeding commenced by Landlord, by Tenant, by a third party or otherwise) incurred by Landlord in connection with (a) enforcing against Tenant, Tenant's obligations under this Lease,

(b) the termination of this Lease and the eviction of Tenant through summary or other proceedings or for any other relief against Tenant, (c) recovering any sums due under this Lease or any damages for Tenant's breach of the terms of this Lease, (d) determining the respective rights and obligations of the parties to this Lease, including but not limited to, by declaratory relief, (e) the appearance by Landlord, or any partner, employee, agent or servant of Landlord, as a witness in any proceeding against Tenant or upon the request of Tenant, involving the Premises, (f) the defense of any claim against Landlord or any partner, employee, agent or servant of Landlord arising under this Lease involving the Premises, whether brought by Tenant or a third party in which the claimant does not obtain a final, unappealable judgment of all such claimant's allegations, (g) any amendment, modification or change in any of the terms of this Lease requested by Tenant or any renewal or extension of this Lease requested by Tenant, and any request or negotiations pertaining thereto, regardless of whether such amendment, modification, change, renewal or extension is actually executed, and (h) as otherwise provided in this Lease. All such amounts shall be deemed to be additional rent, but shall be collectible whether incurred before or after the expiration or termination of this Lease.

     27.2. Tenant hereby agrees that any legal proceeding with respect to the Lease may be brought in the courts of the State of New York or in the United States District Court for the District in which the Building is located, as Landlord may elect. Tenant hereby accepts with regard to any such Legal Proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Nothing in this Article shall affect Landlord's rights to commence legal proceedings or otherwise proceed against Tenant in New York City or in any other jurisdiction in which assets of Tenant are located or to serve process in any other manner permitted by applicable law. Tenant further agrees that final judgment in any such legal proceeding shall be conclusive and, to the extent permitted by applicable law, may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of Tenant's indebtedness.

     ARTICLE 28     SURRENDER OF PREMISES

     28.1. Upon the expiration or other termination of the Term of this Lease, Tenant shall quit and surrender the Premises to Landlord, broom clean, in good order and condition, ordinary wear and tear and damage by fire, the elements or other casualty excepted, and Tenant shall remove all of its property as herein provided.

     28.2.     Tenant acknowledges that possession of the
Premises must be surrendered to Landlord at the expiration or sooner termination of the Term of this Lease. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender possession of the Premises as aforesaid will be extremely substantial, will exceed the amount of the monthly rent and additional rent theretofore payable hereunder, and will be impossible accurately to measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within 24 hours after the date of the expiration or sooner termination of the Term of this Lease, then, notwithstanding anything to the contrary contained in this Lease, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Premises after the expiration or sooner termination of the Term of this Lease, rent at the greater of (a) a rate equal to one and one-half (1 1/2) times the aggregate of that portion of the fixed annual rent and additional rent that was payable under this Lease for the last month of the Term hereof, or (b) the then market rent for the Premises or (c) the maximum amount permitted by law; provided, however, that in no event shall Landlord be entitled to receive an amount in excess of the maximum amount permitted by Legal Requirements. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the expiration
or sooner termination of the Term of this Lease.   The provisions
of this Section 28.2 shall survive the expiration or other termination of the Term of this Lease.

     ARTICLE 29     RULES AND REGULATIONS

     29.1. Tenant and Tenant's servants, employees and agents shall observe faithfully and comply strictly with the Rules and Regulations set forth in Schedule D annexed hereto and made part hereof entitled "Rules and Regulations" and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may adopt from time to time. In the event of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereafter adopted, the provisions of this Lease shall control. Reasonable written notice of any additional Rules and Regulations shall be given to Tenant. Landlord shall not enforce the Rules and Regulations against Tenant in a discriminatory manner.

     29.2. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, against any other tenant of the Building, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

     ARTICLE 30     CONSENTS AND APPROVALS

     Wherever in this Lease Landlord's consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

     ARTICLE 31     NOTICES

Any notice, demand, consent, approval, disapproval, or statement (collectively, "Notices") from Landlord to Tenant or from Tenant to Landlord shall be in writing and shall be deemed duly given (a) if mailed by registered or certified mail, postage prepaid, return receipt requested, (b) if delivered by recognized national overnight delivery service with receipt acknowledged, or
(c) only in the case of Notices that are Escalation Statements or bills for rent, if mailed by first class mail, postage prepaid, to the address(es) for Notices set forth in this Article 31. Notices to Tenant shall be sent to Tenant at the Premises, with a copy of notices of default to Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158, Attention: Jack Becker, Esq. Notices to Landlord shall be sent (i) to the address of Landlord set forth on page 1 of this Lease or (ii) to such other address as Landlord shall have last designated by notice in writing to Tenant, with a copy to Handsman & Kaminsky LLP, 609 Fifth Avenue, Sixth Floor, New York, New York 10017, Attention: David S. Handsman, Esq. Notice shall be deemed given on the third business day after depositing same in an official depository of the United States Postal Service (or successor organization) or, if given by overnight delivery, upon delivery to Landlord or Tenant, as the case may be.

     ARTICLE 32     NO WAIVER

     No agreement to accept a surrender of this Lease shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agent shall not operate as a termination of this Lease or a surrender of the Premises. If Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations set forth herein, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth herein, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on the account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

     ARTICLE 33     INABILITY TO PERFORM

     This Lease and the obligation of Tenant to pay rent hereunder and to perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond the control of Landlord including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

     ARTICLE 34     ENTIRE AGREEMENT; NO REPRESENTATIONS;
               NO ORAL MODIFICATION

     34.1. This Lease and the Schedules attached hereto set forth all of the covenants, promises, assurances, agreements, representations, conditions, warranties, statements and understandings (collectively, the "Representations") between Landlord and Tenant concerning the Premises and the Building, and there are no Representations, either oral or written, between Landlord and Tenant other than those set forth in this Lease.

     34.2. This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, Representations, and information conveyed, whether oral or in writing, between Landlord and Tenant or their respective representatives or any other person purporting to represent Landlord or Tenant. Tenant acknowledges that it has not been induced to enter into this Lease by any Representations not set forth in this Lease, it has not relied on any such Representation, no such Representations shall be used in the interpretation or construction of the Lease, and Landlord shall have no liability for any consequences arising as a result of any such Representations.

     34.3. Except as otherwise provided in this Lease, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by the party against whom enforcement of the alteration, amendment, change or addition is sought.

     ARTICLE 35     SECURITY

     35.1. Tenant has deposited an amount equal to Forty-Six Thousand Three Hundred Eighty-One Dollars and Fifty Cents ($46,381.50) as and for the security deposit (the "Security Deposit") with Landlord as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease. If Tenant defaults, beyond the expiration of any applicable notice and cure period, in respect of any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of fixed annual rent and additional rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any fixed annual rent and additional rent or any other sum as to which Tenant is in default or for any sum that Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the re-letting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. To the extent that Landlord, during the Term of this Lease, so uses, applies, or retains all or any part of the Security Deposit, Tenant, within ten (10) days after demand, shall pay to Landlord a sum sufficient to restore the Security Deposit to the original amount deposited hereunder. If Tenant shall comply fully and faithfully with all of the terms, provisions, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within twenty (20) days after the date fixed as the end of the Lease and after delivery of entire possession of the Premises to Landlord.

     35.2. In the event of a sale of the Land and the Building or the leasing or transfer of the Building, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee or transferee and Landlord thereupon shall be released by Tenant from all liability for the return of such Security Deposit. Tenant shall look solely to the new landlord for the return of the Security Deposit. The provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord.

     35.3. Tenant covenants that it will not assign or encumber or attempt to assign or encumber the money deposited as the Security Deposit under this Lease and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Tenant, its successors or assigns, or any guarantor of Tenant hereunder, the Security Deposit shall be deemed to be applied to the payment of the fixed annual rent and for additional rent due Landlord for periods prior to the institution of such proceedings and the balance, if any, may be retained by Landlord in partial satisfaction of Landlord's damages.

     35.4. Landlord shall deposit the Security Deposit into an interest bearing account at a banking organization selected by Landlord. All interest and/or dividends, if any, accruing on the Security Deposit, less a 1% per annum charge for administrative expense, shall be added to, held and included within the Term Security Deposit and, provided that Tenant is not in default in the performance of the terms, provisions, covenants and conditions of this Lease, shall accrue to the account of Tenant. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit.

     ARTICLE 36     CHANGE OF LOCATION

     36.1. Landlord shall have the absolute and unqualified right, upon sixty (60) days prior notice to Tenant to designate as the Premises that part of any other floor in the Building that approximately corresponds to the premises demised hereunder; provided, however, that Landlord may not relocate Tenant to a lower floor in the Building or a different location in the Building than the Premises. Such notice shall specify and designate the space so substituted for the Premises. Notwithstanding such substitution of space, this Lease and all the terms, provisions, covenants and conditions contained in this Lease shall remain and continue in full force and effect, except that the Premises shall be and be deemed to be such substituted space (hereinafter called "Substituted Space"), with the same force and effect as if the Substituted Space were originally specified in this Lease as the premises demised hereunder. If Landlord elects to relocate Tenant then Landlord shall pay the moving costs in connection with such relocation, and shall pay for any and all reasonable costs and expenses incurred by Tenant in connection with such relocation. The Substituted Space shall be reasonably acceptable to Tenant and shall be reasonably comparable to the Premises.

     36.2. In the event of the substitution of space as provided in Section 36.1 the following provisions (a) through (d) shall apply:

          (a) If the Substituted Space has a rentable area less than the rentable area of the Main Premises, the fixed annual rent payable under Article 1 of this Lease and the additional rent payable under Articles 3 and 4 of this Lease, effective on the date that Tenant takes possession of the Substituted Space, shall be decreased to reflect the lesser number of rentable square feet in the Substituted Space; provided, however, that in no event shall the Substituted Space contain less than 95% of the rentable area of the Main Premises and that Tenant is able to conduct its business in substantially the same manner as conducted by Tenant in the Premises.

          (b) Landlord shall, at Landlord's expense, prepare the Substituted Space in substantially the same manner as Tenant had prepared the Premises (including, without limitation, any supplemental or additional electrical power) and shall have the right to remove any floor covering, cabinet work, and any other decoration to the Substituted Space, as well as telephone lines and any other communication line to the Substituted Space.

          (c) As soon as Landlord has completed preparing the Substituted Space as set forth in subsection 36.2(b), Tenant, upon twenty (20) days' prior written notice, shall move to the Substituted Space at Landlord's sole cost and expense, and upon failure of Tenant so to move to the Substituted Space, Landlord, as Tenant's agent, may remove Tenant from the Premises to the Substituted Space. The failure of Tenant to move to the Substituted Space pursuant to this Article 36 shall be deemed a default under this Lease.

          (d)  Upon request from Landlord, Tenant shall supply
Landlord with satisfactory evidence of out-of-pocket expenses incurred by Tenant in moving from the Premises to the Substituted
Space.

     36.3. Following any substitution of space pursuant to this Article 36, Landlord and Tenant, promptly at the request of either party, shall execute and deliver a supplementary agreement setting forth such substitution of space and the change (if any) in the fixed annual rent and additional rent, and rentable area in the appropriate places in this Lease.

     ARTICLE 37     NON-LIABILITY AND INDEMNIFICATION

     37.1. Neither Landlord nor any partner, member, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, except to the extent the same are caused by or result from the negligence of Landlord, its agents, servants, contractors or employees in the operation or maintenance of the Premises or the Building. Further, neither Landlord nor any partner, member, director, officer, agent, servant or employee of Landlord shall be liable (a) for any such damage caused by other tenants or persons in, upon or about the Building or caused by operations in construction of any private, public or quasi-public work; or (b) even if negligent, for consequential damages arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

     37.2. Tenant shall indemnify and hold harmless Landlord and all lessors under underlying leases, of, and mortgagees under mortgages affecting, the Land and/or the Building and its and their respective partners, members, directors, officers, agents and employees from and against any and all claims arising from or in connection with (a) the use or occupation of the Premises by Tenant or anyone in the Premises with Tenant's permission, or the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord, its agents, servants, contractors or employees) in or about the Premises during the Term of this Lease or during the period of time, if any, prior to the Lease or during the period of time, if any, prior to the Commencement Date, that Tenant may have been given access to the Premises; (b) any act, omission or negligence of Tenant or any of its sublessees or licensees or its or their partners, members, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatsoever (except to the extent caused by the negligence of Landlord, its agents, servants, contractors or employees) occurring in, at or upon the Premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease. Tenant's indemnity shall include the payment to Landlord of all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including without limitation, all reasonable attorneys' fees, costs and expenses. In case any action or proceeding shall be brought against Landlord and/or any such lessor or mortgagee and/or its or their partners, directors, officers, agents and/or employees by reason of such claim, Tenant, upon notice from Landlord or such lessor or mortgagee (as the case may be), shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord).

     ARTICLE 38     FAILURE TO GIVE POSSESSION

     If the Premises or any additional space to be included within the Premises shall not be available for occupancy by Tenant on the specific date (if any) hereinbefore designated for the commencement of the Term of this Lease or for the inclusion of such space for any reason whatsoever, then this Lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the Premises or such additional space shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the Premises or such additional space until the same are available for occupancy by Tenant, provided, however, that Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the Premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no way affect the obligations of Tenant hereunder nor shall the same be construed in any way to extend the Term of this Lease and furthermore, this Section 38.1 shall be deemed to be an express provision to the contrary of
Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

     ARTICLE 39     ADDITIONAL SPACE; RENEWAL OPTION

     39.1. Provided Tenant is not in default beyond the expiration of any applicable grace and notice periods and so long as Tenant has not sublet or assigned all or any portion of the Premises, Landlord hereby grants to Tenant a right of first offer (the "Right of First Offer") on any available rentable space that is located on the fifteenth (15th) floor of the Building. This Right of First Offer shall not apply to any space which is currently subject to a written lease, option, right of first offer, right of first refusal or renewal provision in a written lease or to any space where the Landlord elects to renew or extend (or enter into a new lease) the lease of an existing tenant. Landlord shall provide Tenant with written notice of the availability of any space which is vacant or which is currently occupied that Landlord reasonably expects will become available for leasing and such notice to Tenant shall set forth the terms and conditions for such rental. Tenant shall have a period of up to fifteen (15) days, time being of the essence, to notify Landlord that it will lease such space and thereafter Landlord shall have no further obligation to notify Tenant of the availability of such space. In the event Tenant does not notify Landlord that it elects to lease such additional space within the fifteen (15) day period set forth above, time being of the essence, then Landlord shall be permitted to lease such space without further notice to Tenant and Tenant shall be deemed to have irrevocably waived any right it may have to lease such space; provided, however, that Landlord shall provide Tenant with an additional fifteen (15) day period to determine whether Tenant elects to lease such space in the event Landlord elects to lease such space on materially different terms than as set forth in Landlord's prior notice to Tenant. Time shall be of the essence as to the giving of notices under this Section 39.1. For the purpose of this Section 39.1, the phrase "materially different terms" shall mean a fifteen percent (15%) decrease in the aggregate amounts payable under such lease by the tenant for such additional space. It is understood and agreed that once any space is offered to Tenant and such offered space is not leased by Tenant, Landlord shall have no further obligation to offer such space to Tenant and the Right of First Offer in this Section
39.1 shall no longer apply to such previously offered space.

     39.2. (i) Tenant shall have the option (the "Renewal Option") to extend the term of this Lease for one (1) additional five (5) year period (the "Renewal Term"). The Renewal Term shall commence on the date immediately succeeding the Expiration Date and end on the anniversary of the Expiration Date, provided that (i) this Lease shall not have been previously terminated in accordance with the terms thereof, (ii) Tenant shall occupy the Premises for the conduct of its business and (iii) no default shall have occurred and be continuing (x) on the date Tenant gives Landlord written notice (the "Renewal Notice") of Tenant's election to exercise the Renewal Option, or (y) on the Expiration Date (or on the last day of each successive renewal term. The Renewal Option may be exercised with respect to the entire Premises only and shall be exercisable by Tenant delivering the Renewal Notice to Landlord at least nine (9) months prior to the Expiration Date. Time is of the essence with respect to the giving of the Renewal Notice. Upon the giving of the Renewal Notice with respect to the Renewal Term, Tenant shall have no further right or option to extend or renew the Term.

          (ii) If Tenant exercises the Renewal Option, the Renewal Term shall be upon the same terms, covenants and conditions as those contained in this Lease, except that (A) the Fixed Rent shall be deemed to mean the Fixed Rent as determined pursuant to subparagraph (iii) of this Section 39.2, (B) Tenant shall not be entitled to any additional rent abatement against the Fixed Rent and (C) the provisions of this Section 39.2 concerning Tenant's right to renew the Term shall not be applicable during the Renewal Term.

          (iii) (a) If Tenant exercises the Renewal Right pursuant to Section 39.2(i), then within thirty (30) days after receipt of Tenant's renewal notice pursuant to Section 39.2, time being of the essence, Landlord shall notify Tenant in writing of Landlord's determination of the Fixed Rent for the Renewal Term (the "Landlord's Notice") which Fixed Rent shall be one hundred percent (100%) of the fair market rental for the Premises.
Within thirty (30) days after receipt of Landlord's Notice, time being of the essence, Tenant shall notify Landlord whether such Fixed Rent for the Renewal Term is acceptable to Tenant. If Tenant accepts such Fixed Rent as provided in Landlord's Notice, then the term of this Lease shall be extended as provided in
Section 39.2(i) and the Fixed Rent for such Renewal Term shall be as set forth in Landlord's Notice. If Tenant declines to accept such Fixed Rent as provided in Landlord's Notice, then the rent for the Renewal Term shall be determined as provided in Section 39.2(iv) below. It is agreed that the base years for the real estate tax escalation and the operating expense escalation shall be reset to the then current years.

          (iv) If Tenant disputes the Fixed Rent set forth in Landlord's Notice, then Tenant shall deliver a notice to Landlord (the "Tenant's Notice") which shall contain Tenant's determination of the Fixed Rent ("Tenant's Determination") as well as the name of an independent real estate appraiser ("Tenant's Consultant"), to act as Tenant's representative if Landlord does not accept Tenant's Determination.

               (a) Landlord shall give Tenant written notice ("Landlord's Second Notice"), within 20 days after Landlord's receipt of Tenant's Determination, of whether Landlord accepts or disputes Tenant's Determination. If Landlord in Landlord's Second Notice disputes Tenant's Determination, Landlord shall appoint an independent real estate appraiser ("Landlord's Consultant") to act as Landlord's representative. Not later than ten Business Days after Tenant's receipt of Landlord's Second Notice, Tenant's Consultant and Landlord's Consultant shall meet (in person or by telephone) to mutually agree upon the determination of the Fixed Rent, and their determination shall be final and binding upon the parties. If Landlord's Consultant and Tenant's Consultant shall be unable to reach such determination within 30 days after Tenant's receipt of Landlord's Second Notice, both of the Consultants shall jointly select a third independent real estate appraiser ("Third Consultant") whose fee shall be borne equally by Landlord and Tenant. In the event that Landlord's Consultant and Tenant's Consultant shall be unable to jointly agree on the designation of the Third Consultant within five days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association or any successor organization to designate the Third Consultant in accordance with the rules, regulations and/or procedures then obtaining of the American Arbitration Association or any successor organization.

               (b)  The Third Consultant shall conduct such
hearings and investigations as he or she may deem appropriate and shall, within 30 days after the date of designation of the Third Consultant, choose either Landlord's or Tenant's Determination, and such choice by the Third Consultant shall be conclusive and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section 4.1(c)(ii), including the expenses and fees of any Consultant selected by it in accordance with the provisions hereof. Any Consultant appointed pursuant to this
Article 4 shall be an independent real estate appraiser with at least ten years' experience in leasing and valuation of properties which are similar in character to the Building, a member of the American Institute of Appraisers of the National Association of Real Estate Boards and a member of the Society of Real Estate Appraisers. The Consultants shall not have the power to add to, modify or change any of the provisions of this Lease.

          (v) After a determination has been made of the Fixed Rent for the Renewal Term, the parties shall execute and deliver to each other an instrument setting forth the Fixed Rent as hereinabove determined. The definition of the Base Rate and Base Tax for the Renewal Term shall be determined by the parties or the Consultant, as the case may be.

     ARTICLE 40     MISCELLANEOUS

     40.1. Irrespective of the place of execution or performance, this Lease shall be governed and construed in accordance with the laws of the State of New York.

     40.2. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.
     40.3. Except as otherwise expressly provided in this Lease, each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

     40.4. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and other gender as the context may require.

     40.5. Time shall be of the essence with respect to the exercise of any option granted under this Lease.

     40.6. Except as otherwise provided in this Lease, whenever the payment of interest is required to be made by Tenant to Landlord by the terms hereof it shall be at the Interest Rate.

     40.7. In the event that Tenant is in arrears in the payment of fixed annual rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

     40.8. The submission of this document for examination does not constitute an option or an offer to lease space in the Building. This Lease shall have no binding effect on the parties unless executed by Landlord and Tenant and a fully executed copy is delivered to Landlord and Tenant.

     40.9. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

     40.10. Landlord shall have the full right at any time to name and change the name of the Building and to change the designated address of the Building. The Building may be named after any person, firm, or otherwise, whether or not such name is, or resembles, the name of a tenant of the Building.

     40.11. Tenant shall be entitled to use of the freight elevators for one shift commencing at 5:00 p.m., on a weekday, at no charge during its initial move into the Building for no longer than eight (8) hours.

     40.12. Tenant shall be entitled to receive one set of keys to the Premises at no charge.

          IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

                         LANDLORD:

                         270 MADISON LIMITED PARTNERSHIP

                         By:  ORIXGP 270 Madison Corp.,
                              General Partner


                         By:/s/_____________________


                         TENANT:

                         MICROS-TO-MAINFRAMES, INC.



                         By:/s/ Steven H. Rothman
                             --------------------------
                         Name: Steven H. Rothman
                         Title: President & CEO

                           SCHEDULE A

                           Floor Plan

      ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE
                           SCHEDULE B

                    Cleaning Specifications
GENERAL CLEANING

NIGHTLY:

     General Offices:

1.   All hard-surfaced flooring to be swept using approved dust-
     down preparation.
2.   Carpet sweep all carpets, moving only light furniture
     (desks, file cabinets, etc. not to be   moved).
3. Hand dust and wipe clean all furniture, fixtures and window sills.
4.   Empty and clean all ash trays and screen all sand urns.
5.   Empty and clean all waste disposal cans and baskets.
6.   Dust interiors of all waste disposal cans and baskets.
7.   Wash clean all water fountains and coolers.

     Public Lavatories:

1.   Sweep and wash all floors, using proper disinfectants.
2. Wash and polish all mirrors, shelves, bright work and enameled surfaces.
3.   Wash and disinfect all basins, bowls and urinals.
4.   Wash all toilet seats.
5. Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.
6.   Empty paper receptacles and remove wastepaper.
7. Fill and clean all soap, towel and toilet tissue dispensers as needed.
8.   Empty and clean sanitary disposal receptacles.

     WEEKLY:

1. Vacuum clean all carpeting and rugs and the common areas of the floor.
2. Dust all door louvres and other ventilating louvres within a person's reach.
3.   Wipe clean all brass and other bright work.

     QUARTERLY:

     High dust the demised premises complete, including the following:

1. Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.
2. Dust clean all vertical surfaces, such as walls, partitions, doors and door bucks and other surfaces not reached in nightly cleaning.
3. Dust all pipes, ventilating and air-conditioning louvres, ducts, high moldings and other high areas not reached in nightly cleaning.
4.   Dust all venetian blinds.

     Wash exterior and interior of windows periodically, subject to weather conditions and requirements of law.

                           SCHEDULE C

                    Form of Estoppel Letter
                                                           [Date]

[Addressee]

          Re:  Lease dated                    Between
               , Lessor, and                       ,
               Lessee, for premises located on
                              in the building at
               270 Madison Avenue, New York, New York
               10016


Ladies and Gentlemen:

          The undersigned, as Lessee, has been advised that the
above described lease (the "Lease") has been or will be assigned to you as security for a mortgage loan to
, a                               , and as an inducement therefor
hereby confirms the following:

          1. That it has accepted possession of the premises demised pursuant to the terms of the Lease and that the Lease is in full force and effect.

          2. That the improvements and space required to be furnished according to the Lease have been completed in all respects.

          3. That the Lessor has fulfilled all of its duties of an inducement nature and that neither the undersigned nor the Lessor is currently in default under the terms, covenants and obligations of the Lease.

          4.   That the Lease has not been modified, altered or
amended, except for             .

          5. That there are no off-sets, counter-claims or credits against rentals, nor have rentals been prepaid, except as provided by the Lease terms.

          6.   That rentals under the Lease commenced on the
day of                 , 19  .  The lease term expires
(      ) years from that date, or the __ day of _______, 19__.

          7. That the undersigned has no notice of a prior assignment, hypothecation or pledge of rents or the Lease.

          8. That in the event of a default by Lessor under the Lease, Lessee shall give you prompt written notice of such default at the address set forth hereinabove and a reasonable opportunity to cure said default before we exercise any of our rights under the Lease which we would have by reason of the occurrence of such default.

          9. That Lessee will cause you to be named as an insured, as your interest may appear; by standard mortgage clause, under all policies of insurance required to be maintained by the Lessee under the Lease, which policies of insurance will specifically provide for non-cancellation and no material modification without 30 days' prior written notice to you.

          10. That notwithstanding the above-referenced assignment of the Lease to you, Lessee understands and acknowledges that (i) all rental and other payments due under the terms of the Lease shall continue to be paid in accordance with the terms of the Lease until and unless Lessee is notified to the contrary in writing by you; and (ii) you assume no duty, liability or obligation under the Lease, either by virtue of said assignment, the exercise of remedies thereunder, or any subsequent receipt or collection of rentals or any other sums due under the terms of the Lease.

          11. That Lessee shall comply with and be bound by all of the terms, covenants and obligations of the Lease. No cancellation or modification of the Lease or waiver or consent under the terms of the Lease or prepayment of or reduction in rental under the Lease shall be effective without your prior written consent.

          12. That if, by foreclosure, or otherwise, you, your successors or assigns, or any purchaser at or after foreclosure sale or otherwise, shall come into possession of or become the owner of the premises demised by Lease, then: (a) Lessee agrees to attorn to, be liable to, and recognize you or such successor, assign or purchaser as Lessor under the Lease and to be bound by and to perform all of the obligations imposed by the Lease upon Lessee, and you, such successor, assign or purchaser shall succeed to all of the rights of Lessor under the Lease; and (b) provided that no default then exists under the terms and covenants of the Lease, you or such successor, assign or purchaser will not disturb the occupancy of Lessee under the Lease, except in accordance with the terms of the Lease, and shall be bound by all of the obligations imposed by the Lease upon Lessor in accordance with the terms thereof, set only for and during such respective period of time as you or such successor, assign or purchaser shall possess or own the said premises.

          13. That you shall not be (a) liable for any act or omission of any person or party who may be a Lessor under the Lease prior to your acquisition of title to said premises ("Prior Lessor") or (b) subject to any off-sets or defenses which Lessee may have against any Prior Lessor.

          14. That this letter shall inure to your benefit and to the benefit of your successors and assigns and shall be binding upon Lessee and Lessee's heirs, personal representatives, successors and assigns.
          The above statements are made with the understanding that you will rely on them in connection with the above-mentioned loan.

                              Very truly yours,


                              A         corporation

                              By
                                LESSEE

Agreed to and accepted this       day of             , 19__.


                              A


                              By
                                LESSOR

                    [attach acknowledgments]
                           SCHEDULE D

                     RULES AND REGULATIONS

     1. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, arcades, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, arcades, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

     2. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

     3. Landlord may refuse admission to the Building outside of Business Hours on Business Days (as such terms are defined in the lease to which these Rules and Regulations are annexed) to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of Business Hours on Business Days to register. Tenant's employees, agents and visitors shall be permitted to enter and leave the Building outside of Business Hours on Business Days whenever appropriate arrangements have been previously made between Landlord and the tenant with respect thereto. Each tenant shall be responsible for all persons for whom it requests such permission and shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building during the continuance of the sane, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

     4. No tenant shall obtain or accept or use in its premises towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided that the charges for such services by persons authorized by Landlord are comparable to charges for similar services in other first-class office buildings in New York County. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such regulations as may be fixed by Landlord from time to time.

     5. No awnings or other projections over or around the windows shall be installed by any tenant and only such window blinds as are supplied or permitted by Landlord shall be used in a tenant's premises. No curtains, shades or screens shall be attached to, or hung in or used in connection with any door of tenant's premises, without the prior written consent of Landlord. Such curtains, shades or screens shall be of a quality, type, design and color and attached in a manner approved by Landlord.

     6. There shall not be used in any space, or in the public halls of the Building, either by tenants or by jobbers or others, in the delivery or receipt of merchandise or mail any hand trucks, except those equipped with rubber tires and side guards.

     7. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time. Each tenant, before closing and leaving its premises at any time, shall turn out all lights. Blinds, which shall conform to Building Standard, shall be installed and maintained on all windows in each tenant's premises and all windows shall be kept closed at all times and all blinds or drapes therein above the ground floor shall be lowered or closed when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenants' premises.

     8. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral air-conditioning enclosures, if any.

     9. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules

     10. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant and no cooking shall be done in the tenant's premises except in any kitchen or dryer units installed in the premises with Landlord's approval- Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference.

     11. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant, other than as may be used as an incident to normal office use in connection with photocopying equipment.

     12. No tenant shall permit any cooking or food odors emanating within its premises to seep into other portions of the Building.

     13. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same. Any cuspidors or containers or receptacles used as such in the premises of any tenant or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of such tenant.

     14. No signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Building or inside the tenant's premises if visible from outside of the tenant's premises without the prior written consent of Landlord. Landlord shall not unreasonably withhold consent to the installation of an appropriate sign identifying Tenant in the entrance to the premises. Interior signs and lettering on doors and elevators shall be inscribed, painted, or affixed for each by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in connection with such removal to the tenant or tenants violating this rule. Landlord shall have the right to prohibit any advertising by any tenant which impairs the desirability of the Building as a building for offices, and upon written notice from Landlord, the tenant shall refrain from or discontinue such advertising.

     15. Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by the Grand Master Key. Duplicate keys for a tenant's premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys of the tenant's premises and toilet rooms shall be delivered to Landlord.

     16. No tenant shall mark, paint, drill into, or in any way deface any part of the Building or (except for the tenant's installation and normal decorating and the installation of ordinary business office equipment) the premises demised to such tenant. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

     17. No tenant shall install any resilient tile or similar floor covering in the premises demised to such tenant except in a manner approved by Landlord.

     18. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building or advertise for laborers giving an address at the Building.

     19. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which involved direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

     20. No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises of any tenant or the Building.

     21. The requirements of tenants will be attended to only upon application at the office of the management agent of the Building. Employees of Landlord shall not perform any work or do anything outside of the regular duties unless under special instructions from the office of Landlord.

     22. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

     23. The tenant's employees shall not loiter around the hallways, stairways, elevators, front, arcade, roof or any other part of the Building used in common by the occupants thereof.

     24. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators and in such manner as Landlord or its agent may determine from time to time. The persons employed to move safes and other heavy objects shall be reasonably acceptable to Landlord, and if so required by law, shall hold a Master Rigger's license. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building. All labor and engineering costs incurred by Landlord in connection with any moving specified in this rule, shall be paid by the tenant to Landlord, on demand.

     25. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the lease to which this Schedule is attached. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this Rule.

     26. No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school or employment bureau. No tenant shall use its premises or permit any part thereof to be used, for manufacturing, or the sale at retail or auction of merchandise, goods or property of any kind.

     27. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord's judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

     28. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant's premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.

     29. No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant's premises without Landlord's prior written consent, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant's premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

     30. Tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the reasonable satisfaction of Landlord, and shall employ such exterminators therefor as shall be reasonably approved by Landlord.

     31. No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.

     32. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

     33. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

                           Exhibit "A"

                         Landlord's Work

     The Landlord's Work shall consist of the following items to be performed by or on behalf of Landlord:

     With respect to the Main Premises:

          1. Repair the ceiling damage and paint the repaired area.

          2. Re-carpet the conference room and offices number 6 and 7 as set forth on the attached floor plan and steam clean all carpeting in the Premises.

          3. Provide and install a 20,000 BTU window installed air cooled air conditioning unit and provide appropriate electrical power, an outlet and a switch.

          4. Four (4) additional duplex outlets in office number 7 as indicated on the attached plan of the Main Premises, however, if Tenant elects to have such outlets on a separate dedicated line, then Tenant shall pay the cost of the segregated dedicated line.

          5. Paint all the finished walls and ceiling of the Premises in Building standard colors using
               Building standard materials.

     With respect to the Supplemental Premises:

          1. Provide and install two (2) 15,000 BTU window installed air cooled air conditioning unit and provide appropriate electrical power, an outlet and a switch for each unit.

          2. New lens and bulbs for all existing light fixtures.

          3. Two (2) new thermalpane windows in accordance with Building standard specifications.

          4. Paint and carpet the entire Supplemental Premises using Building standard materials in Building standard colors.

     With respect to all of the work set forth above, Tenant shall select colors of paint and carpeting within ten (10) days of Landlord's request to Tenant for such material selections.